                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant                           [ X ]
Filed by a Party other than the Registrant        [  ]
Check the appropriate box:              [ X ]     Preliminary Proxy Statement
                                        [  ]      Confidential, for Use of the Commission only
                                                  (as permitted by Rule 14a-6(e)(2))
                                        [  ]      Definitive Proxy Statement
                                        [  ]      Definitive Additional Materials
                                        [  ]      Soliciting Material Pursuant to sec.
                                                  240.14a-11(c) or sec. 240.14a-12

                          Hollinger International Inc.
              ----------------------------------------------------
                (Name of Registrant as Specified in its Charter)

  ---------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (check the appropriate box):

     [ X ]     No fee required
     [  ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

               1)    Title of each class of securities to which transaction applies:

                     --------------------------------------------------------------------------

               2)    Aggregate number of securities to which transaction applies:

                     --------------------------------------------------------------------------

               3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                     --------------------------------------------------------------------------

               4)    Proposed maximum aggregate value of transaction:

                     --------------------------------------------------------------------------

               5)    Total fee paid:

                     --------------------------------------------------------------------------
     [  ]      Fee paid previously with preliminary materials
     [  ]      Check box if any part of the fee is offset as provided by Exchange Act Rule
               0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

               1)    Amount Previously Paid:

                     --------------------------------------------------------------------------

               2)    Form, Schedule or Registration No.:

                     --------------------------------------------------------------------------

               3)    Filing Party:

                     --------------------------------------------------------------------------

               4)    Date Filed:

                     --------------------------------------------------------------------------

                          PRELIMINARY PROXY MATERIALS

                          HOLLINGER INTERNATIONAL INC.

                            401 NORTH WABASH AVENUE
                            CHICAGO, ILLINOIS 60611
               TELEPHONE (312) 321-2299; FACSIMILE (312) 321-0629

                                MAY      , 1997

Dear Stockholder:

     You are invited to attend the Special Meeting of Stockholders of Hollinger
International Inc. (the "Company") to be held on          , June   , 1997, at
11:00 a.m., local time, in the Atrium, 7th Floor of The Sun-Times Building, 401 North Wabash Avenue, Chicago, Illinois 60611.

     At the meeting you will be asked to (i) authorize the issuance of shares of Class A Common Stock and convertible preferred stock of the Company in exchange for securities issued in connection with the acquisition of certain owned and controlled Canadian newspaper interests of Hollinger Inc. on April 18, 1997 (the "Canadian Newspaper Transaction"), as follows: (x) authorize the issuance of
          shares of the Company's Class A Common Stock and           shares of
newly authorized Series C Convertible Preferred Stock to UniMedia Holding Company, a wholly-owned subsidiary of Hollinger Inc. ("UniMedia Holding"), in exchange for outstanding shares of the Company's Series 1 Nonvoting Preferred Stock and Series 2 Nonvoting Preferred Stock held by UniMedia Holding and received as partial consideration in connection with the Canadian Newspaper Transaction on April 18, 1997 (the "First Exchange"), and (y) the issuance of shares of the Company's Class A Common Stock to UniMedia Holding in exchange for outstanding shares of Series C Preferred Stock issued in the First Exchange and the issuance of the same number of newly authorized shares of Series C Preferred Stock to a wholly owned subsidiary of Hollinger Inc. in
exchange for      outstanding shares of Class A Common Stock directly owned by such subsidiary (collectively, the "Second Exchange"), with the Second Exchange to be consummated immediately following the First Exchange; and (ii) approve an increase in the authorized preferred stock of the Company from 20,000,000 shares to 120,000,000 shares.

     A special committee of the Board of Directors, consisting solely of Directors who are independent of Hollinger Inc. thoroughly reviewed and unanimously approved the Canadian Newspaper Transaction, and the issuance and exchange of the Company's securities in connection therewith. Based on the special committee's recommendation, the Board of Directors recommends that you vote in favor of the proposal to exchange and issue certain of the Company's securities. The Board of Directors also recommends that you vote in favor of the proposal to increase the authorized preferred stock of the Company. The proposals are more fully described in the enclosed Notice of Meeting and Proxy Statement, which you are encouraged to read carefully. Hollinger Inc. has sufficient voting power to approve the proposals regardless of the vote of any other stockholder.

     The Board of Directors appreciates and encourages stockholder participation in the Company's affairs. Whether or not you plan to attend the Special Meeting, it is important that your shares be represented. Accordingly, we request that you sign, date and mail the enclosed proxy in the postage paid envelope provided at your earliest convenience.

                                        Very truly yours,

                                        /s/ CONRAD M. BLACK
                                        CONRAD M. BLACK
                                        Chairman of the Board of Directors
                                          and Chief Executive Officer

                          PRELIMINARY PROXY MATERIALS

                          HOLLINGER INTERNATIONAL INC.

                            401 NORTH WABASH AVENUE
                            CHICAGO, ILLINOIS 60611
               TELEPHONE (312) 321-2299; FACSIMILE (312) 321-0629
                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE   , 1997
                            ------------------------

     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Hollinger International Inc. (the "Company") will be held in the Atrium, 7th Floor of The Sun-Times Building, 401 North Wabash Avenue, Chicago, Illinois 60611, on June
  , 1997, at 11:00 a.m., local time, for the following purposes:

          1. To authorize (a) the issuance to UniMedia Holding Company, a
     subsidiary of Hollinger Inc. ("UniMedia Holding"), of        shares of
     Series C Convertible Preferred Stock, par value $.01 per share of the
     Company (the "Series C Preferred Stock") (including up to      shares of
     Class A Common Stock, par value $.01 per share ("Class A Common Stock"), into which the shares of Series C Preferred Stock are convertible) and shares of Class A Common Stock, in exchange for 23,267 shares of Series 1 Nonvoting Preferred Stock and 149,658 shares of Series 2 Nonvoting Stock Preferred Stock of the Company held by UniMedia Holding (the "First Exchange") and (b) immediately following the First Exchange, the issuance
     to UniMedia Holding of      shares of Class A Common Stock in exchange for
          shares of Series C Preferred Stock and the issuance of      shares of
     Series C Preferred Stock to a wholly owned subsidiary of Hollinger Inc. in
     exchange for      outstanding shares of Class A Common Stock directly owned
     by such subsidiary (the "Second Exchange") (the First Exchange and the Second Exchange are referred to herein as the "Exchange Proposal").

          2. To approve and adopt an amendment to the Restated Certificate of Incorporation, as amended (the "Restated Certificate") of the Company, to increase the authorized preferred stock of the Company from 20,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock"), to 120,000,000 shares of Preferred Stock (the "Charter Proposal").

          3. To transact such further and other business as may properly come before the meeting or any adjournments or postponements thereof.

     The Exchange Proposal and the Charter Proposal (together, the "Proposals") each will be voted upon separately by the stockholders of the Company. Approval of the Exchange Proposal requires the approval of a majority of the total votes cast on the proposal in person or by proxy by the holders of the Class A Common Stock, Class B Common Stock, par value $.01 par share ("Class B Common Stock" and, together with Class A Common Stock, "Common Stock"), and Series B Convertible Preferred Stock, par value $.01 per share ("Series B Preferred Stock"), of the Company, voting together as a single class. Approval of the Charter Proposal requires the approval of a majority of the voting power of all the outstanding shares of Common Stock and Series B Preferred Stock voting together as a single class. Each share of Class A Common Stock is entitled to one vote per share, each share of Class B Common Stock is entitled to ten votes per share, and each half share of Series B Preferred Stock is entitled to 4/5 of a vote per half share.

     The Board of Directors has fixed the close of business on May   , 1997 (the
"Record Date") as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting and any adjournments or postponements thereof. A list of stockholders as of the Record Date will be available for inspection by stockholders at the Company's principal executive office at the address set forth above during ordinary business hours in the ten-day period prior to and including the Special Meeting. Stockholders of the Company will not have the right to seek an appraisal of their shares of Common Stock in connection with the Proposals. See "Dissenting Stockholders" in the attached Proxy Statement.

     As of the Record Date, Hollinger Inc. directly or indirectly owned all of the outstanding shares of Class B Common Stock and 33,610,754 shares of Class A Common Stock which represented 77.75% of the outstanding combined voting power of the Common Stock and Series B Preferred Stock. Therefore, Hollinger Inc. has sufficient voting power to approve the Proposals regardless of the vote of any other stockholders. As described in the attached Proxy Statement, Hollinger Inc. has agreed to vote in favor of the Proposals.

                                     By Order of the Board of Directors

                                     KENNETH L. SEROTA
                                     Vice President-Law & Finance and Secretary
May   , 1997
     If you are unable to attend the meeting in person, you are requested to mark, sign, date and return the enclosed proxy card in the enclosed, addressed, postage paid envelope provided for that purpose.

                          PRELIMINARY PROXY MATERIALS

                          HOLLINGER INTERNATIONAL INC.

                            ------------------------

              PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE   , 1997

                            ------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Hollinger International Inc., a Delaware corporation (the "Company"), for use at the Special Meeting of Stockholders of
the Company to be held on June   , 1997 (the "Special Meeting") at 11:00 a.m.,
local time, in the Atrium, 7th Floor of The Sun-Times Building, 401 North Wabash Avenue, Chicago, Illinois 60611. This Proxy Statement is being mailed on or
about May     , 1997. Proxies are being solicited from holders of record as of
the close of business on May   , 1997 (the "Record Date") of the outstanding
shares of Class A Common Stock, par value $.01 per share ("Class A Common Stock"), Class B Common Stock, par value $.01 per share ("Class B Common Stock," and together with Class A Common Stock, "Common Stock"), and Series B Convertible Preferred Stock, par value $.01 per share ("Series B Preferred Stock"), of the Company for use at the Special Meeting and at any adjournments or postponements thereof.

     On April 18, 1997, certain Canadian newspaper interests owned and controlled by Hollinger Inc., the parent corporation of the Company, were purchased by a Canadian company in the Company's consolidated group, from Hollinger Inc. (the "Canadian Newspaper Transaction"), effective as of January 1, 1997, for an aggregate consideration of approximately Cdn.$523.0 million (U.S.$373.5 million (using exchange rates in effect on April 18, 1997)) pursuant to (i) the UniMedia Class A Stock Purchase Agreement dated as of April 18, 1997 among Hollinger Inc., UniMedia Holding Company, a subsidiary of Hollinger Inc. ("UniMedia Holding"), and the Company (the "UniMedia Class A Stock Purchase Agreement"), (ii) the UniMedia Class B Stock Purchase Agreement dated as of April 18, 1997 among Hollinger Inc., UniMedia Holding and the Company (the "UniMedia Class B Stock Purchase Agreement"), and (iii) the Sterling Purchase Agreement dated as of April 18, 1997 between Hollinger Inc. and Hollinger Canadian Publishing Holdings Inc. ("Hollinger Canadian Publishing") (the "Sterling Purchase Agreement"). (The UniMedia Class A Stock Purchase Agreement, the UniMedia Class B Stock Purchase Agreement and the Sterling Purchase Agreement are collectively referred to as the "Purchase Agreements.") The Canadian newspaper interests transferred to the Company consist of the Sterling Newspaper Group and UniMedia Inc. (collectively, the "Canadian Newspapers"). Pursuant to the UniMedia Class A Stock Purchase Agreement, the Company paid UniMedia Holding consideration consisting of Cdn.$19.373 million in cash and 149,658 shares of newly issued Series 2 Nonvoting Preferred Stock, par value $.01 per share, of the Company ("Series 2 Preferred Stock") with a stated issue price of Cdn.$149.658 million. Pursuant to the UniMedia Class B Stock Purchase Agreement, the Company paid UniMedia Holding consideration consisting of Cdn.$100,000 in cash and 23,267 shares of newly issued Series 1 Nonvoting Preferred Stock, par value $.01 per share, of the Company ("Series 1 Preferred Stock") with a stated issue price of Cdn.$23.267 million. Pursuant to the Sterling Purchase Agreement, Hollinger Canadian Publishing paid Hollinger Inc. consideration consisting of Cdn.$330.602 million in cash.

     As a condition to the closing of the Purchase Agreements, the Company, Hollinger Inc. and UniMedia Holding entered into an Exchange Agreement dated as of April 18, 1997 (the "Exchange Agreement") pursuant to which the Company agreed to exchange all of the shares of Series 1 Preferred Stock and Series 2 Preferred Stock issued to UniMedia Holding as consideration under the UniMedia Class A Stock Purchase Agreement and the UniMedia Class B Stock Purchase
Agreement for an aggregate of                shares of Class A Common Stock and
               shares of Series C Convertible Preferred Stock, par value $.01 per share of the Company ("Series C Preferred Stock"), subject to receiving the requisite approval of the stockholders of the Company. In addition, the Company, Hollinger Inc., UniMedia Holding and 1159670 Ontario Limited, a wholly owned subsidiary of Hollinger Inc., entered into a Second Exchange Agreement
dated as of May        , 1997 (the "Second Exchange Agreement") pursuant to
which the Company agreed to issue      shares of Class A Common Stock to
UniMedia Holding in exchange for the issued Series C Preferred Stock and to
issue      shares of Series C Preferred Stock to 1159670 Ontario Limited (and/or
another designated subsidiary of Hollinger Inc.) in exchange for      shares of
outstanding Class A Common Stock owned by 1159670 Ontario Limited. The exchanges contemplated by the Second Exchange Agreement would occur immediately following the First Exchange, subject to receiving the requisite approval of the stockholders of the Company. In accordance with the rules of the New York Stock Exchange (the "NYSE"), on which the Company's Class A Common Stock and Preferred Redeemable Increased Dividend Equity Securities ("PRIDES") are listed, the Company is required to obtain stockholder approval for the First Exchange and the Second Exchange.

     At the Special Meeting, the stockholders of the Company will be asked to vote upon the following proposals (the "Proposals"):

          1. To authorize (a) the issuance to UniMedia Holding of        shares
     of Series C Preferred Stock (including up to        shares of Class A
     Common Stock into which the shares of Series C Preferred Stock are
     convertible) and        shares of Class A Common Stock, in exchange for
     23,267 shares of Series 1 Preferred Stock and 149,658 shares of Series 2 Preferred Stock held by UniMedia Holding (the "First Exchange") and (b) immediately following the First Exchange, the issuance to UniMedia Holding
     of      shares of Class A Common Stock in exchange for      shares of
     Series C Preferred Stock and the issuance of      shares of Series C
     Preferred Stock to a wholly owned subsidiary of Hollinger Inc. in exchange
     for      outstanding shares of Class A Common Stock directly owned by such subsidiary (the "Second Exchange") (the First Exchange and the Second Exchange are referred to herein as the "Exchange Proposal").

          2. To approve and adopt an amendment to the Restated Certificate of Incorporation, as amended (the "Restated Certificate") of the Company, to increase the authorized preferred stock of the Company from 20,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock"), to 120,000,000 shares of Preferred Stock (the "Charter Proposal").

          3. To transact such further and other business as may properly come before the meeting and any adjournments or postponements thereof.

     It is expected that the solicitation will be primarily by mail or telephone, but proxies may also be solicited personally by regular employees of the Company. The cost of such solicitation will be borne by the Company. The Company will not pay any compensation for the solicitation of proxies, but upon request will reimburse banks, brokers and other nominees for their reasonable expenses incurred in sending proxy materials to beneficial owners and obtaining their instructions.

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
AVAILABLE INFORMATION.................................................................    4
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.......................................    4
THE SPECIAL MEETING...................................................................    6
     General..........................................................................    6
     Record Date......................................................................    7
     Required Votes...................................................................    7
     Proxies..........................................................................    7
     Ownership by Hollinger Inc.......................................................    8
THE CANADIAN NEWSPAPER TRANSACTION....................................................    9
     Overview.........................................................................    9
     Selected Historical and Pro Forma Financial Data of the Canadian Newspapers
       and the Company................................................................    9
     Background of the Canadian Newspaper Transaction.................................   10
     Recommendation of the Special Committee and Board of Directors of the Company....   14
     Opinion of Financial Advisor to the Special Committee............................   14
     Terms of the Canadian Newspaper Transaction......................................   18
     Terms of the Series 1 and 2 Preferred Stock......................................   21
THE EXCHANGE PROPOSAL.................................................................   22
     Terms of the Exchange Agreement..................................................   22
     Terms of the Series C Preferred Stock............................................   23
     Terms of the Second Exchange Agreement...........................................   24
     Interests of Certain Persons in the Exchange Proposal............................   24
THE CHARTER PROPOSAL..................................................................   24
     Description of Capital Stock.....................................................   24
     Certain Anti-Takeover Considerations.............................................   28
THE COMPANY...........................................................................   30
     United States Newspaper Group....................................................   30
     International Newspaper Group....................................................   30
     Market Prices and Dividend Policy................................................   32
     Principal Stockholders...........................................................   33
     Certain Relationships and Related Transactions...................................   35
DISSENTING STOCKHOLDERS...............................................................   41
INDEPENDENT AUDITORS..................................................................   41
STOCKHOLDER PROPOSALS.................................................................   41
OTHER MATTERS.........................................................................   41

ANNEXES

A. Opinion of Financial Advisor to the Special Committee

B. Exchange Agreement dated as of April 18, 1997 among Hollinger Inc., Hollinger International Inc. and UniMedia Holding Company

C. Second Exchange Agreement dated as of May   , 1997 among Hollinger Inc.,
   UniMedia Holding Company, 1159670 Ontario Limited and Hollinger International Inc.

D. Form of Amendment to the Restated Certificate of Incorporation, as amended, of Hollinger International Inc.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports, proxy solicitation materials and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy solicitation materials and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Seven World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Website that contains reports, proxy and information statements and other information regarding registrants, such as the Company, that file electronically with the Commission. Such reports, proxy and information statements and other information may be found on the Commission's site address, http://www.sec.gov. The Class A Common Stock and the PRIDES of the Company are listed on the NYSE. Such reports, proxy solicitation materials and other information can also be inspected and copied at the NYSE at 20 Broad Street, New York, New York 10003.

     No person is authorized to give any information or make any representation other than those contained or incorporated by reference in this Proxy Statement, and, if given or made, such information or representation should not be relied upon as having been authorized. This Proxy Statement does not constitute the solicitation of a proxy in any jurisdiction in which such solicitation is not authorized or to or from any person to whom it is unlawful to make such solicitation. The information contained in this Proxy Statement regarding the Company has been furnished by the Company and information herein regarding Hollinger Inc. has been furnished by Hollinger Inc.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission (File No. 0-24004) pursuant to the Exchange Act are incorporated herein by reference:

          1. the Company's Annual Report on Form 10-K for the year ended December 31, 1996;

          2. the Company's Current Reports on Form 8-K dated December 11, 1996 (as amended on February 24, 1997), January 7, 1997, February 28, 1997, March 18, 1997 and April 18, 1997; and

          3. the Company's Proxy Statement dated March 28, 1997.

     All reports and other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Proxy Statement and prior to the Annual Meeting shall be deemed to be incorporated by reference herein. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Proxy Statement.

     The Company will provide without charge to each person to whom a copy of this Proxy Statement is delivered, upon the written or oral request of such person, by first class mail or equally prompt means within one business day of receipt of such request, a copy of any or all of the documents that are incorporated herein by reference, other than exhibits to such information (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Hollinger International Inc., 401 North Wabash Avenue, Chicago, Illinois 60611, Attention: Secretary, telephone number (312) 321-2299.

                            *          *          *

     As used in this Proxy Statement, unless the context otherwise requires, (i) the "Company" refers to Hollinger International Inc. and its consolidated subsidiaries and affiliated companies; (ii) "Publishing" refers to Hollinger International Publishing Inc. and its consolidated subsidiaries and affiliated companies; (iii) "Chicago Sun-Times" refers to The Sun-Times Company and its consolidated subsidiaries;

(iv) "Jerusalem Post" refers to the subsidiaries of the Company which publish The Jerusalem Post; (v) "The Telegraph" refers to Telegraph Group Limited (formerly The Telegraph plc) and its consolidated subsidiaries and affiliated companies; (vi) "DTH" refers to DT Holdings Limited; (vii) "FDTH" refers to First DT Holdings Limited; (viii) "HTH" refers to Hollinger-Telegraph Holdings Inc.; (ix) "Hollinger Inc." refers to Hollinger Inc. and its consolidated subsidiaries; (x) "Southam" refers to Southam Inc. and its consolidated subsidiaries; (xi) "Fairfax" refers to John Fairfax Holdings Limited and its consolidated subsidiaries; and (xii) "Hollinger Canadian Publishing" refers to Hollinger Canadian Publishing Holdings Inc.

     All dollar references in this Proxy Statement are to United States dollars unless otherwise specifically indicated. Except as otherwise indicted, the financial information in this Proxy Statement relating to The Telegraph has been translated into United States dollars ("$") from British pounds sterling ("L") and British pence ("p"), financial information relating to Fairfax has been translated into United States dollars from Australian dollars ("A$"), and financial information relating to Southam and the Canadian Newspapers has been translated into United States dollars from Canadian dollars ("Cdn.$"), using exchange rates at the end of the period for which the relevant statements are prepared for assets, liabilities and minority interest and the weighted average exchange rates for the relevant period for items in the statements of operations.

     On May 6, 1997, the noon buying rate in The City of New York for cable transfers in United States dollars as certified for customs purposes by the Federal Reserve Bank of New York was Cdn.$1.00 per $.7256, L1.00 per $1.6375 and A$1.00 per $.7772.

     Unless otherwise indicated, all circulation information contained in this Proxy Statement represents average daily or non-daily circulation as of December 31, 1996, as the case may be (after giving effect to the subsequent disposition of the Company's interest in Fairfax), derived from the following sources: (a) for the Company's United States community newspapers, the Chicago Sun-Times, the Daily Southtown and the Tribune-Democrat in Johnstown, Pennsylvania, Chicago-area suburban newspapers and Jerusalem Post, from the Company's unaudited internal records for the month of December 1996; (b) for The Daily Telegraph and The Sunday Telegraph, from unaudited circulation reports furnished to the Audit Bureau of Circulations in the United Kingdom for the six month period July 1996 to January 1997; and (c) for Southam, from unaudited internal records.

                              THE SPECIAL MEETING

GENERAL

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Company from holders of Class A Common Stock, Class B Common Stock and Series B Preferred Stock for use at the Special Meeting.

     On April 18, 1997, certain Canadian newspaper interests owned and controlled by Hollinger Inc., the parent corporation of the Company, were purchased by Hollinger Canadian Publishing, a Canadian company in the Company's consolidated group, from Hollinger Inc. in the Canadian Newspaper Transaction, effective as of January 1, 1997, for an aggregate consideration of approximately Cdn. $523.0 million (U.S.$373.5 million (using exchange rates in effect on April 18, 1997)) pursuant to the (i) UniMedia Class A Stock Purchase Agreement, (ii) the UniMedia Class B Stock Purchase Agreement and (iii) the Sterling Purchase Agreement. The Canadian Newspapers transferred to the Company consist of the Sterling Newspaper Group and UniMedia Inc. Pursuant to the UniMedia Class A Stock Purchase Agreement, the Company paid UniMedia Holding consideration consisting of Cdn.$19.373 million in cash and 149,658 shares of newly issued Series 2 Preferred Stock of the Company with a stated issue price of Cdn.$149.658 million. Pursuant to the UniMedia Class B Stock Purchase Agreement, the Company paid UniMedia Holding consideration consisting of Cdn.$100,000 in cash and 23,267 shares of newly issued Series 1 Preferred Stock of the Company with a stated issue price of Cdn.$23.267 million. Pursuant to the Sterling Purchase Agreement, Hollinger Canadian Publishing paid Hollinger Inc. consideration consisting of Cdn.$330.602 million in cash.

     As a condition to the closing of the Purchase Agreements, the Company, Hollinger Inc. and UniMedia Holding entered into the Exchange Agreement, pursuant to which the Company agreed to exchange all of the shares of Series 1 Preferred Stock and Series 2 Preferred Stock issued to UniMedia Holding as consideration under the UniMedia Class A Stock Purchase Agreement and the
UniMedia Class B Stock Purchase Agreement for an aggregate of        shares of
Class A Common Stock and        shares of Series C Preferred Stock of the
Company, subject to receiving the requisite approval of the stockholders of the Company. In addition, the Company, Hollinger Inc., UniMedia Holding and 1159670 Ontario Limited, a wholly owned subsidiary of Hollinger Inc., entered into the
Second Exchange Agreement dated as of May   , 1997 pursuant to which the Company
agreed to issue      shares of Class A Common Stock to UniMedia Holding in
exchange for the issued Series C Preferred Stock and to issue      shares of
Series C Preferred Stock to 1159670 Ontario Limited (and/or another designated
subsidiary of Hollinger Inc.) in exchange for      shares of outstanding Class A
Common Stock owned by 1159670 Ontario Limited. The exchanges contemplated by the Second Exchange Agreement would occur immediately following the First Exchange, subject to receiving the requisite approval of the stockholders of the Company. In accordance with the rules of the NYSE, on which the Company's Class A Common Stock and PRIDES are listed, the Company is required to obtain stockholder approval for the First Exchange and the Second Exchange.

     In connection with the Canadian Newspaper Transaction and the other matters to be considered at the Special Meeting, the stockholders of the Company will be asked to vote upon the following Proposals:

     1. EXCHANGE PROPOSAL: To (a) authorize the issuance to UniMedia Holding of
               shares of Series C Preferred Stock (including up to        shares
        of Class A Common Stock into which the        shares of Series C
        Preferred Stock are convertible) and        shares of Class A Common
        Stock, in exchange for 23,267 shares of Series 1 Preferred Stock and 149,658 shares of Series 2 Preferred Stock held by UniMedia Holding in the First Exchange and (b) immediately following the First Exchange, the
        issuance to UniMedia Holding of      shares of Class A Common Stock in
        exchange for      shares of Series C Preferred Stock and the issuance of
             shares of Series C Preferred Stock to a wholly owned subsidiary of
        Hollinger Inc. in exchange for      outstanding shares of Class A Common
        Stock directly owned by such subsidiary in the Second Exchange.

     2. CHARTER PROPOSAL: To approve and adopt an amendment to the Restated Certificate of the Company to increase the authorized preferred stock of the Company from 20,000,000 shares of Preferred Stock to 120,000,000 shares of Preferred Stock.

     3. OTHER MATTERS: To transact such further and other business as may properly come before the meeting and any adjournments or postponements thereof.

Each of the Proposals will be voted upon separately by the stockholders of the Company.

RECORD DATE

     The Board of Directors of the Company has fixed the close of business on
May   , 1997 as the Record Date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only holders of record of shares of Common Stock and Series B Preferred Stock at the close of business on the Record Date will be entitled to notice of and to vote at the Special Meeting. On the Record Date, [69,565,754] shares of Class A Common Stock were outstanding and held by approximately [208] holders of record (and approximately [4,500] beneficial owners), 14,990,000 shares of Class B Common Stock were outstanding and held directly or indirectly by Hollinger Inc., and 10,350,000 shares of Series B Preferred Stock were outstanding and held by one holder of record (and approximately [2,700] beneficial owners). Each share of Class A Common Stock is entitled to one vote per share held of record on the Record Date, each share of Class B Common Stock is entitled to ten votes per share held of record on the Record Date, and each one half share of Series B Preferred Stock is entitled to 4/5 of a vote per half share held of record on the Record Date (each one half share of Series B Preferred Stock underlies one of the Company's PRIDES and is represented by a depositary share).

REQUIRED VOTES

     The Exchange Proposal and the Charter Proposal each will be voted upon separately by the stockholders of the Company. Approval of the Exchange Proposal requires the approval of a majority of the total votes cast on the proposal in person or by proxy by the holders of the Common Stock and Series B Preferred Stock voting together as a single class. Approval of the Charter Proposal requires the approval of a majority of the voting power of all the outstanding shares of Common Stock and Series B Preferred Stock voting together as a single class. Abstentions from voting will have the effect of a vote against the Proposals, and broker non-votes will have no effect except that broker non-votes will have the effect of a vote against the Charter Proposal.

     As of the Record Date, Hollinger Inc. has a majority equity ownership in interest in the Company, which consists of approximately 51.21% of the combined equity interest, and approximately 77.75% of the combined voting power, of the outstanding Common Stock and Series B Preferred Stock. Hollinger Inc. has sufficient voting power to approve the Proposals regardless of the vote of any other stockholders. Hollinger Inc. has agreed that it will vote in favor of the Proposals.

PROXIES

     Stockholders of record on the Record Date are entitled to cast their votes, in person or by properly executed proxy, at the Special Meeting. The presence, in person or by properly executed proxy, of the holders of a majority of the voting power attributable to the outstanding shares of Common Stock and Series B Preferred Stock is necessary to constitute a quorum at the Special Meeting.

     All shares represented at the Special Meeting by properly executed proxies received prior to or at the Special Meeting and not properly revoked will be voted at the Special Meeting in accordance with the instructions indicated in such proxies. If no instructions are indicated, such proxies will be voted FOR approval of the Proposals. The Board of Directors of the Company does not know of any matters, other than the matters described in the Notice of Special Meeting attached to this Proxy Statement, that will come before the Special Meeting.

     If a quorum is not present at the time the Special Meeting is convened, or if for any other reason the Company believes that additional time should be allowed for the solicitation of proxies, the Company may adjourn or postpone the Special Meeting with a vote of the stockholders. If the Company proposes to adjourn or postpone the Special Meeting, the persons named in the enclosed proxy card will vote all shares for which they have voting authority in favor of such adjournment or postponement.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the Special

Meeting, a written notice of revocation bearing a date later than the date of the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Special Meeting, or (iii) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be sent to:
Hollinger International Inc., 401 North Wabash Avenue, Chicago, Illinois 60611,
Attention: Secretary.

     Proxies are being solicited by and on behalf of the Board of Directors of the Company. All expenses of this solicitation, including the cost of mailing this Proxy Statement, will be borne by the Company. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of the Company in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Arrangements will be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation material to beneficial owners of Common Stock held of record by such persons, and the Company may reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

OWNERSHIP BY HOLLINGER INC.

     Hollinger Inc. directly and indirectly owns 51.21% of the combined equity interest and 77.75% of the combined voting power of the outstanding Class A Common Stock, Class B Common Stock and Series B Preferred Stock of the Company (without giving effect to the future issuance of Class A Common Stock in connection with the PRIDES or the Series A Convertible Redeemable Preferred Stock, par value $.01 per share ("Series A Preferred Stock"), of the Company or the proposed issuances of Series C Preferred Stock and Class A Common Stock under the Exchange Proposal). As a result, Hollinger Inc. will continue to be able to control the outcome of any election of directors and to direct management policy, strategic direction and financial decisions of the Company and its subsidiaries. Hollinger Inc. owns all of the outstanding Series A Preferred Stock, which is convertible at any time into shares of Class A Common Stock at the initial conversion price of the Canadian dollar equivalent of $14 per share. Based on the initial conversion price, 5,620,014 shares of Class A Common Stock would have been issuable as of May 6, 1997.

     Hollinger Inc. is effectively controlled by The Hon. Conrad M. Black, Chairman of the Board and Chief Executive Officer of Hollinger Inc. and the Company, through his direct and indirect ownership and control of Hollinger Inc.'s securities.

                       THE CANADIAN NEWSPAPER TRANSACTION

OVERVIEW

     The Canadian Newspaper Transaction consists of the transfer of certain of Hollinger Inc.'s Canadian Newspapers, including (a) certain newspaper assets located mainly in Ontario, including 11 daily and 27 non-daily newspapers, (b) certain newspaper assets located mainly in Saskatchewan, including four daily and six non-daily newspapers, (c) certain newspaper assets located mainly in British Columbia, including eight daily and 16 non-daily newspapers, and (d) UniMedia Inc., which publishes two daily and 14 non-daily newspapers located in Quebec and one daily newspaper located in Ontario. The Canadian Newspapers have been transferred to Hollinger Canadian Publishing, in which (i) Publishing and its subsidiaries own 100% of the non-voting equity shares and non-voting preference shares and (ii) each of Publishing and Hollinger Inc. (through its wholly-owned subsidiary) own 50% of the voting preference shares which have only nominal equity value.

     The Canadian Newspapers were held by Hollinger Inc. directly or indirectly through its Sterling Newspaper Group and UniMedia Inc.

     STERLING NEWSPAPER GROUP. The Sterling Newspaper Group consists of newspapers in Canada which were owned and operated directly by Hollinger Inc. and its wholly-owned subsidiary, Sterling Newspapers Ltd., a British Columbia corporation ("Sterling"), since the 1980s. Sterling has publications in British Columbia, Alberta, Saskatchewan, Manitoba, Ontario and Prince Edward Island, which include 23 daily newspapers and 30 non-daily newspapers. Sterling expanded its operations by the acquisition in October 1995 of 18 Canadian paid circulation newspapers from The Thomson Corporation, and the February 1996 acquisition from Armadale Co., Ltd., of two daily newspapers, the Regina Leader-Post and the Saskatoon Star Phoenix, which were Hollinger Inc.'s two largest English-language daily newspapers in Canada, and eight non-daily community newspapers in Alberta, Saskatchewan and Manitoba.

     UNIMEDIA INC. UniMedia Inc., a wholly-owned, indirectly held subsidiary of Hollinger Inc. ("UniMedia") since 1987, operates two paid circulation daily French language newspapers in the Province of Quebec and one paid circulation daily in Ontario. In addition, UniMedia operates 13 non-daily newspapers, several publication distribution businesses and has several ancillary businesses, including the publication of religious books.

     BUSINESS STRATEGY. The Company believes that the consolidation of the Canadian Newspapers, as well as Southam, in the Company should enhance cash flows and further improve the equity markets' valuation of the Company's assets as a result of the increased size of the Company, anticipated future growth in operating margins in the acquired properties, and synergies with the Company's comparable Canadian newspapers held by Southam and its Community Newspapers group. The Company intends to continue current efforts to improve the profitability of the Canadian Newspapers and to capitalize on profitability improvements already introduced by Hollinger Inc. The approach of both the Company and Hollinger Inc. to improving profitability typically includes measures to reduce costs, improve efficiency and enhance product quality, including the visual quality of printed pages. Generally, the most significant source of savings is labor costs. The Company also intends to achieve additional cost savings through the centralization of newsprint purchasing and certain other functions, such as accounting and personnel. The Company intends to coordinate, to the extent practicable, its newsprint purchase for its United States newspapers with those of the Canadian Newspapers acquired from Hollinger Inc. as well as Southam's newsprint purchases. To achieve greater product quality and cost reductions, the Company, where justified by economic and operational criteria, may regionalize production operations at its Canadian community newspapers and may explore the feasibility of such regionalization with Southam's newspaper operations in Canada. The Company also intends to enhance advertising and circulation revenues by focusing on the natural circulation and readership advantages of the particular newspapers acquired.

SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA OF THE CANADIAN NEWSPAPERS AND THE COMPANY

     The selected financial data presented below for the year ended December 31, 1996 sets forth selected historical financial data for the Canadian Newspapers and selected historical and pro forma financial data (after giving effect to the Canadian Newspaper Transaction) for the Company.








                                                       CANADIAN
                                                      NEWSPAPERS             THE COMPANY
                                                    --------------   ----------------------------
                                                      YEAR ENDED     YEAR ENDED DECEMBER 31, 1996
                                                  DECEMBER 31, 1996  ----------------------------
                                                  -----------------                      PRO
                                                    HISTORICAL(1)      HISTORICAL(2)   FORMA(2)
                                                    --------------     ----------     ----------
                                                  (IN THOUSANDS OF
                                                  CANADIAN DOLLARS)        (IN THOUSANDS)
   INCOME STATEMENT DATA
     Revenue.....................................      $296,582       $1,862,714     $2,074,099
     EBITDA......................................        43,390          220,686        251,201
     Operating income............................        26,898          127,833        148,767
     Net income..................................        20,440           31,663         36,513
   BALANCE SHEET DATA
     Working capital.............................        21,593         (432,411)      (515,911)
     Total asset.................................       361,971        3,189,088      3,362,539
     Long-term debt..............................        10,697          675,263        850,427
     Shareholder's equity........................       281,641          753,839        747,583

---------

(1) Expressed in Canadian dollars and in accordance with Canadian generally accepted accounting principles.

(2) Expressed in United States dollars and in accordance with United States generally accepted accounting principles.

BACKGROUND OF THE CANADIAN NEWSPAPER TRANSACTION

     On September 9, 1996, management of Hollinger Inc. advised the Company's Board of Directors that Hollinger Inc. was considering the possibility of making a proposal that would involve the sale to the Company of Hollinger Inc.'s interest in Sterling Newspapers Limited (including all the assets purchased from Thomson Newspapers and Armadale Ltd. in the preceding two years), UniMedia Inc. and Saturday Night Magazine Limited. Because of Hollinger Inc.'s majority interest in the Company and significant representation on its Board of Directors, it was determined by the Company's directors that any such proposal would require the review of a committee of directors independent of the Company and Hollinger Inc. Accordingly, at the September 9, 1996 meeting, the Company's directors unanimously approved the appointment of a Special Committee of the Company's Board of Directors, consisting of Richard N. Perle, Chairman, Richard
R. Burt and James R. Thompson (the "Special Committee"). The Special Committee was authorized to review, study, negotiate and make recommendations to the Company's Board of Directors concerning any proposal that Hollinger Inc. might make regarding the sale of its Canadian newspaper assets to the Company. To assist in its deliberations, the Special Committee also was authorized to retain legal counsel and an independent investment banking firm.

     After its formation, the Special Committee retained RBC Dominion Securities Inc. ("RBC Dominion Securities") to serve as the Special Committee's financial advisor to assist in analyzing any transaction involving the purchase by the Company of Hollinger Inc.'s Canadian newspaper assets and, if requested by the Special Committee, to render an opinion as to the fairness, from a financial point of view, of the consideration to be paid by the Company pursuant to any such transaction to the Company and the holders of the Class A Common Stock and Series B Preferred Stock of the Company, other than Hollinger Inc. The Special Committee also retained Weil, Gotshal & Manges LLP to serve as the Special Committee's legal advisor.

     Following its retention, RBC Dominion Securities conducted an in-depth due diligence review of Hollinger Inc.'s Canadian newspaper assets and, in connection therewith, met with members of management of Hollinger Inc. and reviewed information supplied to it regarding the financial and operating performance, prospects and forecasts for Hollinger Inc.'s Canadian Newspapers. The Special Committee met on several occasions with RBC Dominion Securities to review the results of its due diligence review of the Canadian newspaper assets. At these meetings, RBC Dominion Securities reviewed with the Special Committee a number of valuation methodologies and reported on its preliminary financial assessment of Hollinger Inc.'s

Canadian Newspapers. The Special Committee and its advisors also discussed the strategic rationale for the Company's acquisition of Hollinger Inc.'s Canadian newspaper assets and the benefits of such a transaction to the Company and reviewed a number of other relevant considerations, including the pro forma financial impact of a transaction on the Company and various issues relating to the future financial performance of Hollinger Inc.'s Canadian newspapers.

     On November 26, 1996, Hollinger Inc. submitted a proposal to the Special Committee regarding the Company's acquisition of Hollinger Inc.'s Canadian newspaper assets. The consideration proposed by Hollinger Inc. to be paid by the Company equaled Cdn.$570 million, with the possibility of aggregate payments to Hollinger Inc. of as high as Cdn.$617.5 million depending on the financial performance of the Canadian newspaper assets in 1997. In addition, the proposal also contemplated the sale of Hollinger Inc.'s head office in Toronto and western executive office in Vancouver for Cdn.$10 million.

     Following its receipt of Hollinger Inc.'s proposal, the Special Committee and its advisors met to review RBC Dominion Securities' financial assessment of the Canadian newspaper assets and the consideration to be paid for the assets as proposed by Hollinger Inc. At this meeting, the Special Committee unanimously determined that the consideration should be reduced from the level proposed by Hollinger Inc. The Special Committee members also concluded that the Company should not purchase Hollinger Inc.'s offices in Toronto and Vancouver.

     In early December 1996 the Special Committee and its advisors held a telephonic conference call with Conrad M. Black and F. David Radler to discuss the Committee's views regarding the Hollinger Inc. proposal. During this conference call, Messrs. Black and Radler explained Hollinger Inc.'s rationale for its November 26, 1996 proposal, and discussed the pricing in recent newspaper transactions and the anticipated financial results for the Canadian newspaper assets that they believed supported the price level reflected in Hollinger Inc.'s proposal. The Special Committee and RBC Dominion Securities also discussed with Messrs. Black and Radler the basis for the Special Committee's view that the consideration proposed by Hollinger Inc. should be reduced. At the conclusion of the call, the Special Committee requested RBC Dominion Securities to meet with the appropriate Hollinger Inc. personnel to review the financial information and forecasts referred to by Messrs. Black and Radler which had not previously been made available to the Special Committee and its advisors.

     During early-to-mid December 1996, RBC Dominion Securities reviewed additional information concerning the Canadian newspaper assets and, based thereon, further refined its financial assessment. The Special Committee met by telephonic conference call on a number of occasions to review with RBC Dominion Securities its assessment of the Canadian newspaper assets and its views regarding the range of fair values for the Canadian newspaper assets. Based on these meetings, the Special Committee authorized Richard N. Perle to negotiate on behalf of the Special Committee a reduced purchase price within a range of values designated by the Special Committee.

     During mid-to-late December Mr. Perle and Mr. Black had a number of telephone conversations regarding Hollinger Inc.'s proposal. During the conversations, Mr. Perle reiterated the Special Committee's belief that the consideration should be reduced from the level indicated in Hollinger Inc.'s November 26, 1996 proposal. At the conclusion of those conversations, Mr. Perle and Mr. Black agreed that they would each recommend a price of Cdn.$523 million, subject to resolution of all outstanding issues. Following these discussions of Messrs. Perle and Black, representatives of Hollinger Inc. and the Special Committee negotiated the form of the consideration to be paid by the Company and the terms of the securities to be issued to Hollinger Inc. in payment for the Canadian newspaper assets.

     Subsequent to the agreement of Messrs. Perle and Black, the Special Committee met with its advisors to review the consideration proposed to be paid by the Company for Hollinger Inc.'s Canadian newspaper assets. The Special Committee received the advice of RBC Dominion Securities that it would, at the appropriate time and subject to various assumptions, render its opinion to the effect that the consideration proposed to be paid by the Company is fair, from a financial point of view, to the Company and the holders of the Class A Common Stock and Series B Preferred Stock of the Company, other than Hollinger Inc. The Special Committee also noted that its approval and recommendation of a transaction would be subject to its review and approval of, among other things, definitive documentation and the tax considerations and ownership structure of the transaction. Subject to these matters, the Special Committee determined to recommend that the full Board of Directors approve the Company's acquisition of Hollinger Inc.'s Canadian newspaper assets and for Cdn.$523 million.

     At a meeting of the Board of Directors on December 24, 1996, Mr. Black informed the Board of Directors of the status of discussions between Hollinger Inc. and the Special Committee. Mr. Perle confirmed that the Special Committee had engaged in numerous discussions with its independent legal counsel and RBC Dominion Securities, conducted extensive research into the valuation of Hollinger Inc.'s Canadian newspaper assets and the fairness of the proposed transaction to the Company, and participated in meetings with its legal counsel, RBC Dominion Securities and Hollinger Inc. concerning the proposed transaction. It was determined that the meeting be adjourned until January 7, 1997, at which time a detailed presentation of the proposed transaction would be made to the Board of Directors. The meeting was reconvened on January 7, 1997, at which time Mr. Black and Mr. Perle discussed the proposed transaction with the Board. RBC Dominion Securities then reviewed the proposed transaction with the Board of Directors and delivered its oral opinion to the Board to the effect that, as of January 7, 1997, and based upon and subject to the matters presented to the Board, including the terms and conditions set forth in the proposed letter of intent dated as of January 7, 1997 between the Company and Hollinger Inc. (the "Letter of Intent"), the consideration proposed to be paid by the Company as contemplated by the Letter of Intent was fair, from a financial point of view, to the Company and the holders of the Class A Common Stock and Series B Preferred Stock other than Hollinger Inc. After the presentation, the Board, with Messrs. Black, Colson, Radler and Mrs. Black abstaining, approved the proposed transaction and authorized the execution of the Letter of Intent. The Letter of Intent provided for the acquisition of the Canadian Newspapers, including (a) certain newspaper assets located mainly in Ontario, (b) certain newspaper assets located mainly in Saskatchewan, (c) certain newspaper assets located mainly in British Columbia, and (d) UniMedia, for an aggregate consideration of approximately Cdn.$523.0 million ($382.0 million), subject to working capital adjustments and currency exchange adjustments. The Letter of Intent proposed that the purchase price, all of which would be payable to Hollinger Inc., be satisfied as to approximately $250.0 million by the issuance of a debt instrument payable on demand after six months, as to approximately $90.0 million by the issuance of debentures exchangeable into a new series of mandatorily convertible preferred stock of the Company similar to the PRIDES issued by the Company in August 1996 having a face value of approximately $90.0 million, and as to approximately $42.0 million, by the issuance of debentures exchangeable into shares of Class A Common Stock of the Company.

     From mid-January through early April 1997, management of the Company and Hollinger Inc. and their respective legal advisors reviewed the Letter of Intent and determined that completion of the proposed transaction by means of the Purchase Agreements and the Exchange Agreement would provide an optimal structure for both parties. Drafts of the definitive Purchase Agreements, the Exchange Agreement and related documentation were prepared and negotiated on behalf of the Company and Hollinger Inc. subject to review by the Special Committee and its legal and financial advisors. Hollinger Inc. and its Canadian subsidiaries completed an internal reorganization in order to simplify the ultimate transaction (in the form of conveyances of capital stock of UniMedia and Sterling, rather than the operating assets of several subsidiaries and divisions), to promote tax efficiencies and to facilitate the Company's financing. The Company determined that Hollinger Canadian Publishing would be in a position to pay the entire cash portion of the purchase price at closing through internal funds and borrowings under the Amended Publishing Credit Facility and, therefore, there would be no need to issue a promissory note to Hollinger Inc. The Company also proposed that shares of the Company's Series 1 and Series 2 Preferred Stock be issued to UniMedia Holding at the closing, subject to mandatory exchange following approval by the Company's stockholders, rather than the convertible debenture contemplated by the Letter of Intent. The Company also completed a comprehensive legal, tax and business due diligence review of the Canadian Newspapers in which it was determined, among other things, that Hollinger Inc.'s interests in Saturday Night Magazine Ltd. would not be included in the transaction because that entity was incurring losses on an on-going basis; and that the final list of Canadian Newspapers would be modified slightly from the list attached to the Letter of Intent in order to address certain Canadian competition law considerations and to permit Hollinger Inc. to satisfy a pre-existing commitment to transfer one newspaper to a third party. Management of the Company determined that these changes would not have an adverse impact on the aggregate EBITDA of the Canadian Newspapers acquired by the Company. The Company also proposed that the effective date of the transaction be set at January 1, 1997 (rather than January 7, as contemplated by the Letter of Intent) in order to be more closely aligned with the Company's financial statement presentation of the transaction on an "as if pooling of interests" basis.

     In early April 1997, the Special Committee's legal and financial advisors commenced their review of the structure and documentation proposed by Hollinger Inc. relating to the Company's acquisition of the Canadian newspaper assets. The Special Committee's legal advisors, among other things, reviewed with the respective legal counsel for the Company and Hollinger Inc. the contemplated ownership structure contemplated for the Canadian newspaper assets, related corporate and United States and Canadian tax issues and also reviewed drafts of the documentation intended to implement the transaction. During these discussions, the Special Committee's legal advisors requested various revisions to the documentation, including the addition of representations and warranties by Hollinger Inc. regarding the financial projections furnished to the Special Committee and its advisors, tax matters and employee matters, the term of survivability of the representations and warranties, various covenants of Hollinger Inc. regarding, among other things, maintenance of the ownership structure of the Canadian newspaper assets, Canadian and United States tax matters and the agreement of Hollinger Inc. not to compete with the Canadian newspaper assets. At the Special Committee's request, Hollinger Inc. also agreed to a minimum value of $9.00 per share for purposes of determining the number of shares of Class A Common Stock and Series C Preferred Stock to be issued to Hollinger Inc. in exchange for the Series 1 Preferred Stock and Series 2 Preferred Stock of the Company to be held by Hollinger Inc. following the completion of the transaction.

     The Special Committee and its advisors also received a proposal by Hollinger Inc. to exchange immediately following the receipt of shares of the Class A Common Stock and the Series C Preferred Stock issued by the Company in the First Exchange for the Series 1 Nonvoting Preferred Stock and Series 2 Nonvoting Preferred Stock of the Company, such newly issued securities with the Company for an identical number of shares of Class A Common Stock and Series C Preferred Stock to be issued by the Company pursuant to a Second Exchange Agreement. This Second Exchange would have no financial impact on the Company and its stockholders.

     The Special Committee's financial advisors reviewed the financial impact of the changes in the assets Hollinger Inc. proposed to include in the Canadian Newspaper Transaction, reviewed and updated their financial assessment of the Canadian newspaper assets and met with Hollinger Inc. personnel and reviewed additional financial information and forecasts not previously available at the time of the execution of the Letter of Intent.

     On April 18, 1997, the Special Committee held a meeting to consider the approval of the Canadian Newspaper Transaction. The Special Committee reviewed the draft documentation for the transaction with its advisors, including the Purchase Agreements and the Exchange Agreement and related documentation. Representatives of RBC Dominion Securities reviewed with the Special Committee the changes that had been proposed to the transaction since the execution of the Letter of Intent, the financial impact of such changes, and their financial assessment of the Canadian newspaper assets. A representative of RBC Dominion Securities then rendered the oral opinion of RBC Dominion Securities (which was subsequently confirmed in writing) to the effect that as of the date of such opinion, the consideration to be paid by the Company in the Canadian Newspaper Transaction is fair from a financial point of view, to the Company and the holders of the Class A Common Stock and Series B Preferred Stock of the Company, other than Hollinger Inc. Thereafter, the Special Committee unanimously concluded, based in part upon the factors described below under "Recommendation of the Special Committee and the Board of Directors of the Company", to approve the Company's acquisition of the Canadian newspaper assets pursuant to the Canadian Newspaper Transaction and the issuance and exchange of the Company's securities in connection therewith.

     On December 24, 1996 and January 7, 1997, meetings of the Board of Directors of Hollinger Inc. were held to review the terms of the proposed transaction. The Board was briefed on the terms of the proposed transaction and reviewed the opinion of Dirks, Van Essen and Associates, the financial advisor to Hollinger Inc. The opinion stated that the financial advisor believed the offer by Hollinger Inc. to the Company to be fair and equitable to the shareholders of Hollinger Inc., from a financial point of view and representative of the current fair market value of the business.

RECOMMENDATION OF THE SPECIAL COMMITTEE AND THE BOARD OF DIRECTORS OF THE
COMPANY

     The Special Committee and the full Board of Directors of the Company have unanimously approved the Canadian Newspaper Transaction and believe that the transaction is in the best interests of the Company and its stockholders and fair to the Company and its holders of Class A Common Stock and Series B Preferred Stock other than Hollinger Inc. The Special Committee and the Board of Directors recommend that stockholders vote for each of the Proposals. In reaching its conclusion, the Board of Directors of the Company considered the recommendation of the Special Committee and the factors set forth below.

     The Board of Directors, in reaching its decision, considered a number of factors, including, without limitation the following:

          (i) the enhanced cash flows and valuation of the Company's equity expected as a result of the Canadian Newspaper Transaction, resulting from the increased size of the Company, anticipated future growth in operating margins in the acquired properties, and synergies with the Company's comparable Canadian newspapers held by Southam and its Community Newspapers group;

          (ii) the consideration to be paid by the Company pursuant to the Canadian Newspaper Transaction;

          (iii) the presentations of RBC Dominion Securities and the fairness opinion of RBC Dominion Securities to the effect that the consideration to be paid by the Company in connection with the Canadian Newspaper Transaction is fair, from a financial point of view, to the Company and the holders of the Class A Common Stock and Series B Preferred Stock, other than Hollinger Inc.;

          (iv) the terms and conditions of the documentation to be entered into by Hollinger Inc. and the Company in connection with the Canadian Newspaper Transaction, including the nature of the parties' representations, covenants and agreements set forth in such documentation; and

          (v) the participation of the Special Committee and its advisors acting on behalf of the Company's minority stockholders and the fact that the consideration and certain other terms of the Canadian Newspaper Transaction were negotiated on an arms' length basis by Hollinger Inc. and the Special Committee and their respective advisors.

OPINION OF FINANCIAL ADVISOR TO THE SPECIAL COMMITTEE

     On November 25, 1996, the Special Committee retained RBC Dominion Securities to act as its financial advisor and to render an opinion as to whether the consideration to be paid by the Company pursuant to the Purchase Agreements and the Exchange Agreement is fair, from a financial point of view, to the Company and the holders of Class A Common Stock and Series B Preferred Stock of the Company other than Hollinger Inc.

     At the meeting of the Company's Board of Directors that began on December 24, 1996 and was reconvened on January 7, 1997, RBC Dominion Securities delivered its oral opinion to the Company's Board of Directors to the effect that, as of January 7, 1997 and based upon and subject to the matters presented to the Company's Board of Directors, including the Special Committee's review and approval of, among other things, definitive documentation and the tax considerations and ownership structure of the transaction, the consideration proposed to be paid by the Company as contemplated by the Letter of Intent was fair, from a financial point of view, to the Company and the holders of the Class A Common Stock and Series B Preferred Stock of the Company other than Hollinger Inc. (the oral opinion of RBC Dominion Securities provided to the Company's Board of Directors on January 7, 1997 is referred to as the "Original RBC Dominion Securities Opinion"). In connection with the closing of the transactions contemplated by the Purchase Agreements on April 18, 1997, the Special Committee requested that RBC Dominion Securities update the Original RBC Dominion Securities Opinion. On April 18, 1997, RBC Dominion Securities delivered its oral opinion to the Special Committee to the effect that, as of April 18, 1997 and based upon and subject to the matters presented to the Special Committee, the consideration proposed to be paid by the Company as contemplated by the Purchase Agreements and the Exchange Agreement was fair, from a financial point of view, to the Company and the holders of the Class A Common Stock and Series B Preferred Stock of the Company other than Hollinger Inc. RBC Dominion Securities confirmed its oral opinion in a written opinion dated April 18, 1997 (the written opinion of RBC Dominion Securities dated April 18, 1997 is referred to as the "RBC Dominion Securities Opinion").

     A COPY OF THE RBC DOMINION SECURITIES OPINION IS ATTACHED HERETO AS ANNEX
A. HOLDERS OF CLASS A COMMON STOCK AND SERIES B PREFERRED STOCK ARE URGED TO READ THE RBC DOMINION SECURITIES OPINION IN ITS ENTIRETY FOR INFORMATION WITH RESPECT TO THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS OF THE REVIEW BY RBC DOMINION SECURITIES IN RENDERING THE RBC DOMINION SECURITIES OPINION. REFERENCES TO THE RBC DOMINION SECURITIES OPINION HEREIN AND THE SUMMARY OF THE RBC DOMINION SECURITIES OPINION SET FORTH BELOW ARE QUALIFIED BY REFERENCE TO THE FULL TEXT OF THE RBC DOMINION SECURITIES OPINION, WHICH IS INCORPORATED HEREIN BY REFERENCE. THE RBC DOMINION SECURITIES OPINION DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER OF THE COMPANY AS TO HOW SUCH STOCKHOLDER SHOULD VOTE WITH RESPECT TO THE EXCHANGE PROPOSAL AND SHOULD NOT BE RELIED UPON BY ANY STOCKHOLDER OF THE COMPANY AS SUCH.

     In arriving at its opinion, RBC Dominion Securities, among other things (i) analyzed certain internal financial statements and other financial and operating data concerning the Canadian Newspapers prepared by the management of Hollinger Inc. and the Company, (ii) analyzed certain financial projections concerning the Canadian Newspapers prepared by the management of Hollinger Inc. and the Company, (iii) held discussions with members of the senior management of Hollinger Inc. and the Company regarding the past and current operations and financial condition and future prospects of the Canadian Newspapers, (iv) analyzed certain publicly available financial statements and other information regarding the Company, including published reports of equity research analysts,
(v) reviewed the historical market prices and trading volume for the Class A Common Stock and Preferred Redeemable Increased Dividend Equity Securities of the Company, (vi) discussed with senior management of Hollinger Inc. and the Company their view of the strategic rationale for the Canadian Newspaper Transaction and the benefits of the Canadian Newspaper Transaction to the Company, (vii) compared the financial performance of the Canadian Newspapers and the proposed consideration with that of certain other comparable publicly traded companies and their equity securities, (viii) conducted discussions with the Company's auditors regarding accounting treatment of the Canadian Newspaper Transaction, (ix) reviewed industry information, including commodity price forecasts, (x) analyzed the estimated pro forma financial impact of the Canadian Newspaper Transaction on the Company, including the pro forma impact on the Company's consolidated capitalization and financial ratios, (xi) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions, (xii) participated in discussions with legal counsel to the Special Committee regarding certain tax and ownership aspects of the Canadian Newspaper Transaction, (xiii) reviewed a letter dated April 17, 1997 from KPMG in connection with the Company's analysis of the pro forma effects of the Canadian Newspaper Transaction on its earnings per share, (xiv) reviewed the Purchase Agreements, (xv) reviewed the Exchange Agreement, (xvi) reviewed the Company's Form 8-K dated April 18, 1997, (xvii) reviewed preliminary drafts of the Proxy Statement to be issued in connection with the Canadian Newspaper Transaction, including the draft dated April 17, 1997 and (xviii) performed such other studies, analyses and examinations as it deemed appropriate.

     In the course of its review, RBC Dominion Securities relied upon and assumed, without independent verification, the accuracy and completeness of all of the financial and other information provided to it by the Company and Hollinger Inc. With respect to financial projections supplied to RBC Dominion Securities by the Company and Hollinger Inc., RBC Dominion Securities assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the senior managements of the Company and Hollinger Inc. as to the anticipated future competitive, operating and regulatory environments and related financial performance of the Canadian Newspapers. RBC Dominion Securities did not assume responsibility for conducting a physical inspection of the properties or facilities of the Canadian Newspapers or for making or obtaining any independent valuation or appraisal of the assets or liabilities (contingent or otherwise) of the Canadian Newspapers nor was RBC Dominion Securities furnished with any such valuation or appraisal. RBC Dominion Securities assumed that the transactions described in the Purchase Agreements and the Exchange Agreement will be consummated on the terms set forth therein. RBC

Dominion Securities assumed that the Company's ownership of the Canadian Newspapers through the structure contemplated by the Purchase Agreements will comply with Canadian foreign ownership and tax rules and other applicable rules and regulations and such structure will not have an adverse effect on the Company's anticipated future financial returns from the Canadian Newspapers. The RBC Dominion Securities Opinion is necessarily based upon information available to RBC Dominion Securities and financial, economic, market, regulatory and other conditions as they exist and can be evaluated on, and the information made available to RBC Dominion Securities as of, the date of its opinion.

     The consideration to be paid in the Canadian Newspaper Transaction was determined by negotiations between the Special Committee and Hollinger Inc. RBC Dominion Securities provided advice to the Special Committee during the course of such negotiations. No limitations were imposed by the Company or Hollinger Inc. on RBC Dominion Securities with respect to the investigations made or procedures followed by RBC Dominion Securities in connection with the rendering of its opinion.

     The following is a summary of the material financial analyses performed by RBC Dominion Securities in connection with the RBC Dominion Securities Opinion.

     Calculation of Transaction Value. RBC Dominion Securities calculated that, based on the $9.52 per share weighted average market price of the Class A Common Stock on the NYSE for the 10 trading day period ending five business days prior to the date of its opinion, the estimated value of the consideration (the "Transaction Value") to be paid by the Company pursuant to the Purchase Agreements and the Exchange Agreement is approximately $368 million. The Purchase Agreements contemplate that the Canadian Newspapers will be transferred free of all bank and other liens, claims and encumbrances and with no long-term or short-term debt. RBC Dominion Securities considered the Transaction Value as a multiple of 1996 revenues, as a multiple of 1996 earnings before interest, taxes, depreciation and amortization ("EBITDA") and as a multiple of estimated 1997 EBITDA of the Canadian Newspapers (after adjusting for management fees and certain other allocated items). RBC Dominion Securities noted such multiples were 1.8x for 1996 revenues, 10.1x for 1996 EBITDA and 8.3x for estimated 1997 EBITDA.

     Comparable Company Analysis. RBC Dominion Securities reviewed and compared certain financial information, ratios and multiples relating to the Canadian Newspapers (based on the Transaction Value) to corresponding financial information, ratios, and multiples for certain publicly traded newspaper and diversified publishing companies in Canada and the United States. The companies in Canada included in this analysis were Hollinger Inc., Southam Inc. and Torstar Corp. (the "Canadian Companies"). The companies in the United States included in this analysis were A.H. Belo Corporation, Central Newspapers, Dow Jones & Company, Gannett Company, Gray Communications, Harte Hanks Communications Inc., Hollinger International Inc., Knight-Ridder Inc., Lee Enterprises Inc., McClatchy Newspapers, Inc., Media General, Inc., New York Times Company, Pulitzer Publishing, Scripps (EW) Co., Times Mirror Company, Tribune Company and Washington Post Company (the "U.S. Companies"). With respect to the Canadian Companies and the U.S. Companies, RBC Dominion Securities considered the adjusted market value (market value of common equity plus face value of preferred stock and book value of debt less cash and marketable securities) as a multiple of 1996 revenues, as a multiple of 1996 EBITDA and as a multiple of estimated 1997 EBITDA. Financial information for each of the Canadian Companies and U.S. Companies was based on the most recent publicly available information and on published estimates of research analysts. RBC Dominion Securities noted that the adjusted market value as a multiple of 1996 revenues ranged from 1.1x to 1.7x for the Canadian Companies and 1.2x to 3.1x for the U.S. Companies, as compared to a multiple of 1.8x for the Canadian Newspapers based on the Transaction Value. RBC Dominion Securities noted that the adjusted market value as a multiple of 1996 EBITDA ranged from 9.5x to 12.9x for the Canadian Companies and 6.7x to 12.0x for the U.S. Companies, as compared to a multiple of 10.1x for the Canadian Newspapers based on the Transaction Value. RBC Dominion Securities noted that the adjusted market value as a multiple of estimated 1997 EBITDA ranged from 7.4x to 8.8x for the Canadian Companies and 6.9x to 12.2x for the U.S. Companies, as compared to a multiple of 8.3x for the Canadian Newspapers based on the Transaction Value.

     Discounted Cash Flow Analysis. RBC Dominion Securities performed a discounted cash flow analysis of the projected unlevered free cash flows of the Canadian Newspapers for the fiscal years 1997 to 2000, based on projections provided by management of the Company and Hollinger Inc. as well as projections which were adjusted by RBC Dominion Securities to reflect information gained during the due diligence process. In its discounted cash flow analysis, RBC Dominion Securities utilized discount rates ranging from 8.5% to 9.5% and terminal value multiples ranging from 7.0x to 8.0x EBITDA. The range of terminal value multiples reflected different assumptions regarding the growth and profitability of the Canadian Newspapers beyond the year 2000. RBC Dominion Securities performed the discounted cash flow analysis in Canadian dollars and translated the results into U.S. dollars based on current exchange rates. The discounted cash flow analysis indicated a reference range based on management projections of $403 million to $463 million and a reference range based on RBC Dominion Securities' adjusted projections of $337 million to $387 million, as compared to an estimated Transaction Value of approximately $368 million.

     Comparable Transactions Analysis. RBC Dominion Securities analyzed certain publicly available information relating to selected acquisitions of newspaper businesses in Canada and the United States. RBC Dominion Securities noted that no transaction reviewed was identical to the Canadian Newspaper Transaction and that, accordingly, an assessment of the results of the following analysis necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the Canadian newspaper assets and other factors that would affect the acquisition value of the businesses and assets to which it is being compared. In particular, RBC Dominion Securities noted that change of control transactions involving Canadian newspaper assets, including the proposed Canadian Newspaper Transaction, are subject to foreign ownership restrictions. The transactions in Canada included in the analysis were Hollinger Inc./The Thomson Corporation (19 Ontario newspapers), Southam Inc./The Thomson Corporation (seven Atlantic Canada newspapers), Hollinger Inc./Armadale Co., Southam Inc./Burgoyne family (three daily newspapers and 13 related community newspapers in Ontario), Southam Inc./The Thomson Corporation (seven Ontario newspapers), TSP Management/Toronto Sun Publishing, Hollinger Inc./Southam Inc. and Black Press Ltd./ Trinity International Holdings PLC (one daily and 30 community newspapers in British Columbia) (the "Canadian Comparable Transactions"). The transactions in the United States included in the analysis were Pulitzer Publishing/Scripps League Newspapers, Media General/Worrell Enterprises, and Knight-Ridder Inc./Lesher Communications (the "U.S. Comparable Transactions"). RBC Dominion Securities noted that the adjusted purchase price as a multiple of revenues for the last twelve months ranged from 1.0x to 2.4x for the Canadian Comparable Transactions and 2.2x to 5.7x for the U.S. Comparable Transactions, as compared to a multiple of 1.8x for the Canadian Newspapers based on the Transaction Value. RBC Dominion Securities noted that the adjusted purchase price as a multiple of EBITDA for the last twelve months ranged from 7.7x to 14.7x for the Canadian Comparable Transactions and 11.3x to 16.4x for the U.S. Comparable Transactions, as compared to a multiple of 10.1x for the Canadian Newspapers based on the Transaction Value.

     Pro Forma Analysis. RBC Dominion Securities analyzed the pro forma financial effects of the Canadian Newspaper Transaction on the Company's earnings per share. This analysis was based upon financial forecasts of the Canadian newspaper assets provided to RBC Dominion Securities by senior management of the Company and Hollinger, Inc. and consensus research analysts' estimates. The pro forma analysis suggests that the Canadian Newspaper Transaction would result in an increase in the Company's earnings per share ranging from approximately 4.7% to 8.4% for 1997 and 4.5% to 7.0% for 1998.

     In arriving at its opinion, RBC Dominion Securities performed a variety of financial analyses, the material portions of which are summarized above. The summary set forth above does not purport to be a complete description of the analyses performed by RBC Dominion Securities. In addition, RBC Dominion Securities believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all such factors and analyses, could create a misleading view of the process underlying the analyses set forth in its opinion. In addition, RBC Dominion Securities did not attribute any particular weight to any analysis or factor it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor.

     In performing its analyses, RBC Dominion Securities made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company. Any estimates or financial projections incorporated or used in the analyses performed by RBC Dominion Securities are not necessarily indicative of actual past or future results of values, which may be significantly more or less favorable than such projections or estimates. Estimated values do not purport to be appraisals and do not necessarily reflect prices at which businesses or companies may be sold in the future. Such financial projections and estimates are inherently subject to substantial uncertainty. No company or transaction utilized in the comparable company and comparable transactions analyses as a comparison is identical to the Canadian Newspapers. Accordingly, an analysis of comparable companies and/ or comparable transactions is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading value of the comparable companies or the business segment or company to which they are being compared. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description.

     The Special Committee retained RBC Dominion Securities based upon its experience and expertise. RBC Dominion Securities is an internationally recognized investment banking and advisory firm. RBC Dominion Securities, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. RBC Dominion Securities has previously provided financial advisory services to the Special Committee of the Board of Directors of Southam Inc., a subsidiary of the Company. RBC Dominion Securities may provide investment banking services to Hollinger Inc. or the Company in the future.

     RBC Dominion Securities provides a full range of financial, advisory and brokerage services and in the course of its normal trading activities may from time to time effect transactions and hold positions in the securities or options on securities of the Company or Hollinger Inc. for its own account and for the account of customers.

     Pursuant to a letter agreement dated November 25, 1996 (the "Engagement Letter"), the Special Committee engaged RBC Dominion Securities as its financial advisor to assist in analyzing the proposed Canadian Newspaper Transaction and to render an opinion as to whether the consideration to be paid by the Company to Hollinger Inc. is fair, from a financial point of view, to the Company and holders of Class A Common Stock and Series B Preferred Stock of the Company other than Hollinger Inc. Pursuant to the terms of the Engagement Letter, the Company agreed to pay RBC Dominion Securities an initial fee of $100,000 upon execution of the Engagement Letter, a fee for advisory services of $150,000 and a fee of $250,000 payable in respect of the opinion. In addition, if the Special Committee requests RBC Dominion Securities to render additional written opinions with respect to amended or revised transactions, RBC Dominion Securities will receive an additional fee of $250,000 for each such opinion. The Company has also agreed to reimburse RBC Dominion Securities for its reasonable out-of-pocket expenses, including fees and disbursements of legal counsel, and to indemnify and hold harmless RBC Dominion Securities against certain liabilities and expenses, including certain liabilities under the federal securities laws, incurred in connection with its engagement.

TERMS OF THE CANADIAN NEWSPAPER TRANSACTION

     On April 18, 1997, certain Canadian newspaper interests owned and controlled by Hollinger Inc., the parent corporation of the Company, were purchased by Hollinger Canadian Publishing, a Canadian company in the Company's consolidated group, from Hollinger Inc. in the Canadian Newspaper Transaction, effective as of January 1, 1997, for an aggregate consideration of approximately Cdn.$523.0 million (U.S. $373.5 million (using exchanges rates in effect on April 18, 1997)) pursuant to the (i) UniMedia Class A Stock Purchase Agreement,
(ii) the UniMedia Class B Stock Purchase Agreement, and (iii) the Sterling Purchase Agreement. The Canadian Newspapers transferred to the Company consist of the Sterling Newspaper Group and UniMedia Inc. Pursuant to the UniMedia Class A Stock Purchase Agreement, the Company paid UniMedia Holding consideration consisting of Cdn.$19.373 million in cash and 149,658 shares of newly issued Series 2 Preferred Stock of the Company with a stated issue price of Cdn.$149.658 million. Pursuant to the UniMedia Class B Stock Purchase, the Company paid UniMedia Holding consideration consisting of Cdn.$100,000 in cash and 23,267 shares of newly issued Series 1 Preferred Stock of the Company with a stated issue price of Cdn.$23.267 million. Pursuant to the Sterling Purchase Agreement, Hollinger Canadian Publishing paid Hollinger Inc. consideration consisting of Cdn.$330.602 million in cash.

     As a condition to the closing of the Purchase Agreements, the Company, Hollinger Inc. and UniMedia Holding entered into the Exchange Agreement, pursuant to which the Company agreed to exchange all of the shares of Series 1 Preferred Stock and Series 2 Preferred Stock issued to UniMedia Holding as consideration under the UniMedia Class A Stock Purchase Agreement and the
UniMedia Class B Stock Purchase Agreement for an aggregate of        shares of
Class A Common Stock and           shares of Series C Preferred Stock of the
Company, subject to receiving the requisite approval of the stockholders of the Company. In addition, the Company, Hollinger Inc., UniMedia Holding and 1159670 Ontario Limited, a wholly owned subsidiary of Hollinger Inc., entered into the
Second Exchange Agreement dated as of May        , 1997 pursuant to which the
Company agreed to issue           shares of Class A Common Stock to UniMedia
Holding in exchange for the issued Series C Preferred Stock and to issue shares of Series C Preferred Stock to 1159670 Ontario Limited (and/or
another designated subsidiary of Hollinger Inc.) in exchange for        shares
of outstanding Class A Common Stock owned by 1159670 Ontario Limited. The exchanges contemplated by the Second Exchange Agreement would occur immediately following the First Exchange, subject to receiving the requisite approval of the stockholders of the Company. In accordance with the rules of the NYSE, on which the Company's Class A Common Stock and PRIDES are listed, the Company is required to obtain stockholder approval for the First Exchange and the Second Exchange.

     Upon consummation of the Purchase Agreements, Hollinger Inc. continues to own a majority of the equity interest and voting control of the Company, the Company continues to own all of the outstanding capital stock of Publishing, Hollinger Inc. and Publishing each hold interests in Hollinger Canadian Publishing such that (i) Publishing and its subsidiaries own 100% of the non-voting equity shares and non-voting preference shares and (ii) each of Publishing and Hollinger Inc. (through its wholly-owned subsidiary) own 50% of the voting preference shares which have only nominal equity value.

     Pursuant to the Purchase Agreements, the Company purchased from Hollinger Inc. the Canadian Newspapers, consisting of the Sterling Newspaper Group and UniMedia Inc. The Purchase Agreements each contained customary representations and warranties of the Company, Hollinger Inc., and UniMedia Holding with respect to the UniMedia Class A Stock Purchase Agreement and the UniMedia Class B Stock Purchase Agreement and Hollinger Canadian Publishing with respect to the Sterling Purchase Agreement relating to, among other matters, due incorporation, capitalization, title of the stock and Canadian newspaper assets, financial statements of the Canadian Newspapers, indebtedness, compliance with laws and taxes.

     The UniMedia Class A Stock Purchase Agreement provides for an adjustment to the purchase price paid thereunder to be paid in Canadian dollars within 60 days of closing, or June 17, 1997, as follows: (i) increased by an amount equal to the excess of interest on the purchase price from and including January 1, 1997 to and excluding the closing date (the "Interim Period") at an annual rate equal to 7.75% over the amount of any interest expense incurred during the Interim Period by UniMedia Newspapers Company and its subsidiaries on certain specified outstanding indebtedness; and (ii) decreased (increased) by an amount equal to the aggregate net cash receipts (disbursements) generated by the operations of the Canadian Newspapers transferred pursuant to the UniMedia Class A Purchase Agreement during the Interim Period which have been paid to Hollinger Inc. The UniMedia Class A Purchase Agreement further provides for a net working capital adjustment as of December 31, 1996 to be paid to UniMedia Holding. The UniMedia Class B Purchase Agreement provides for an increase to the purchase price paid thereunder to be paid in Canadian dollars within 60 days of closing, or June 17, 1997, in an amount equal to interest on the purchase price during the Interim Period at an annual rate equal to 7.75%. The Sterling Purchase Agreement provides for an adjustment to the purchase price paid thereunder to be paid in Canadian dollars within 60 days of closing, or June 17, 1997, as follows: (i) increased by an amount equal to the interest on the purchase price during the Interim Period at an annual rate of 7.75%; (ii) decreased (increased) by an amount equal to the aggregate pre-tax net cash receipts (disbursements) generated by the operations of the Canadian Newspapers transferred pursuant to the Sterling Purchase Agreement during the Interim Period which have been paid to Hollinger Inc.; and (iii) increased by an amount equal to the national tax liability attributable to the Canadian

Newspapers transferred pursuant to the Sterling Purchase Agreement during the Interim Period calculated using a tax rate of 44%. The Sterling Purchase Agreement further provides for a net working capital adjustment, which was paid on the closing date to Hollinger Inc. in the form of a cash dividend.

     The UniMedia Class A Purchase Agreement and the UniMedia Class B Purchase Agreement each provide that Hollinger Inc. and UniMedia Holding shall jointly and severally indemnify the Company for claims resulting from a breach of a representation, warranty or covenant of Hollinger Inc. or UniMedia Holding under such agreements; provided, however, that any claims must be made by the Company no later than the date(s) on which such representations, warranties or covenants expire. The representations, warranties and covenants generally expire within two years of the closing date of the Purchase Agreements, except for certain matters, such as taxes, due incorporation and capitalization. With respect to each agreement, Hollinger Inc. and UniMedia Holding are obligated to indemnify the Company only if indemnification claims, in the aggregate, exceed Cdn.$1.0 million, in which case Hollinger Inc. and UniMedia Holding are required to indemnify the Company only to the extent such claims exceed Cdn.$500,000, to a maximum aggregate amount equal to the purchase price under each such agreement. The Sterling Purchase Agreement provides that Hollinger Inc. shall indemnify Hollinger Canadian Publishing for claims resulting from a breach of a representation, warranty or covenant of Hollinger Inc. under the Sterling Purchase agreement; provided, however, that any claims must made by Hollinger Canadian Publishing no later than the date(s) on which such representations, warranties or covenants expire. Hollinger Inc. is obligated to indemnify Hollinger Canadian Publishing only if indemnification claims, in the aggregate exceed Cdn.$1.0 million, in which case Hollinger Inc. is required to indemnify Hollinger Canadian Publishing only to the extent such claims exceed Cdn. $500,000, to a maximum aggregate amount equal to the purchase price under the Sterling Purchase Agreement.

     Pursuant to the Purchase Agreements, (i) the Company agreed to call a special meeting of the holders of its Common Stock and Series B Preferred Stock to approve the issuance to UniMedia Holding under the Exchange Agreement of Class A Common Stock and Series C Preferred Stock in exchange for the Series 1 and 2 Preferred Stock, and (ii) Hollinger Inc., which holds directly or indirectly approximately 77.75% of the total voting power of the Common Stock and Series B Preferred Stock, agreed to vote in favor of the proposed issuance.

     Hollinger Inc. further agreed pursuant to the Purchase Agreements, that it and its subsidiaries would not, for a period of five years after the closing of the Purchase Agreements, without the prior written consent of the Company, either directly or indirectly, undertake or carry on or be engaged or have any financial interest in any newspaper, shopper or similar publication carrying advertising, for which the circulation or the distribution is primarily in the communities where the Canadian Newspapers are currently being published or within a radius of 10 miles of the center point of any such community; provided, however, that these restrictions do not apply to the publication or acquisition of certain national market publications, the ownership of less than 5% of any class of securities of any publicly-traded company, or the interest that Hollinger Inc. has in Hollinger Canadian Publishing, Southam, The Financial Post Limited, Saturday Night Magazine Limited and their respective subsidiaries.

     The Company and Hollinger Inc. also entered into a waiver agreement which waived the provisions of the Business Opportunities Agreement (as defined herein) to permit the Company to consummate the purchase of the Canadian Newspapers from Hollinger Inc. Hollinger Inc., which owns 50% of the voting stock of Hollinger Canadian Publishing, also agreed that it would not take certain actions affecting ownership of the Canadian Newspapers which would cause a material adverse impact on the Canadian Newspapers under Canadian tax law.

     Any amendment, modification or supplement to the Purchase Agreements after the closing date shall be effective as to the Company only if in writing signed by the Chairman of the Special Committee on behalf of the Company. The Company shall not waive any obligations of Hollinger Inc. or UniMedia Holding under the Purchase Agreements or any other benefits to the Company arising under the Purchase Agreements unless approved by the Board of Directors of the Company following receipt of a favorable recommendation thereof by the Special Committee.

     The purchase price of the Canadian Newspapers was financed in part through a Cdn. $244.5 million ($175 million) borrowing by Hollinger Canadian Publishing under an amended long term bank credit facility among Publishing, Hollinger Canadian Publishing, The Telegraph and certain financial institutions (the "Amended Bank Credit Facility"). The remainder of the cash portion of the purchase price, Cdn. $105.5 million ($75 million), was funded by a loan from Publishing to Hollinger Canadian Publishing. The Amended Bank Credit Facility, which was entered into on April 7, 1997, provides for up to $900 million in total credit availability under four tranches with available borrowings by The Telegraph limited to $150 million, available borrowings by Hollinger Canadian Publishing limited to $250 million, and available borrowings by Publishing limited to $900 million, less amounts outstanding under other tranches, with maximum borrowings in each case limited by financial statement covenants. As of May 6, 1997, $21.65 million would have been available to Publishing under the Amended Bank Credit Facility, after taking into account the $175 million borrowing by Hollinger Canadian Publishing and $8.75 million in borrowing by The Telegraph. The Amended Bank Credit Facility also provides a fourth tranche which may be used for permitted acquisitions under terms and conditions subject to the lenders' approval. The Amended Bank Credit Facility matures on March 15, 2004 with required reductions in availability equal to 6.25% of the commitment per calendar quarter commencing on June 30, 2000.

     Loans under the Amended Bank Credit Facility bear interest, at the option of the respective borrower, at a rate per annum tied to specified floating rates or a reserve adjusted Eurocurrency rate, in each case plus a specified margin determined based on leverage ratios. The obligations of each borrower under the Amended Bank Credit Facility are guaranteed by the Company and by each U.S. subsidiary (other than American Publishing (1991) Inc. ("AP-91"), which provides a partial guaranty). The obligations of Hollinger Canadian Publishing are guaranteed in whole or part by each of its Canadian subsidiaries (other than Southam) and by The Telegraph and its subsidiaries. The obligations of The Telegraph are guaranteed in whole or part by each English subsidiary and by Hollinger Canadian Publishing and each of its Canadian subsidiaries.

     The obligations of all borrowers under the Amended Bank Credit Facility are secured by a pledge by the Company of all stock of Publishing, the pledge by Publishing and its restricted subsidiaries of the stock of their United States subsidiaries (other than AP-91 and its subsidiaries), certain intercompany notes and security agreements, and portions of the stock of certain Canadian and English subsidiaries. The obligations of Hollinger Canadian Publishing and the Canadian and English subsidiaries which have guaranteed its debt are secured by all or part of the pledge of the stock of the Canadian subsidiaries, including approximately 42% of the stock of Southam, and all or part of the stock of The Telegraph and the English subsidiaries. The obligations of The Telegraph and the Canadian and English subsidiaries which have guaranteed its debt are secured by the pledge of all or part of the stock of the English subsidiaries, and all or part of the stock of The Telegraph and the Canadian subsidiaries.

TERMS OF THE SERIES 1 AND 2 PREFERRED STOCK

     The Series 1 Preferred Stock consists of 23,267 shares with a stated issue price of Cdn.$1,000 per share, which were issued pursuant to the UniMedia Class B Stock Purchase Agreement. The Series 2 Preferred Stock consists of 149,658 shares with a stated issue price of Cdn.$1,000 per share, which were issued pursuant to the UniMedia Class A Stock Purchase Agreement. The Series 2 Preferred Stock consists of two tranches: (1) $90.0 million of Series 2
Preferred Stock, which will be mandatorily exchanged into           shares of
Series C Preferred Stock (the "First Tranche") pursuant to the Exchange
Agreement, and (ii) $     of Series 2 Preferred Stock, which will be mandatorily
exchanged into           shares of Class A Common Stock (the "Second Tranche")
pursuant to the Exchange Agreement. See "The Exchange Proposal--Terms of the Exchange Agreement."

     Dividends are payable on the Series 1 and 2 Preferred Stock from the date of issuance through the earlier of the date of exchange or redemption. Dividends are payable on the Series 1 Preferred Stock when, as and if declared by the Board of Directors of the Company, at a rate equal to the dividends that would have been paid on Class A Common Stock as if Class A Common Stock been issued on the closing date of the Purchase Agreements. Dividends accrue on the First Tranche of the Series 2 Preferred Stock at a rate equal to 9.5% per annum. Dividends are payable on the Second Tranche of the Series 2 Preferred Stock when, as and if declared by the Board of Directors of the Company, at a rate equal to the dividends that would have been paid on

Class A Common Stock as if Class A Common Stock been issued on the closing date of the Purchase Agreements.

     The Series 1 and 2 Preferred Stock is subject to mandatory exchange in accordance with the terms of the Exchange Agreement. Subject to the receipt of stockholder approval of the Exchange Proposal, the Series 1 Preferred Stock is
mandatorily exchangeable into        shares of Class A Common Stock, the First
Tranche of the Series 2 Preferred Stock is mandatorily exchangeable into shares of Series C Preferred Stock and the Second Tranche of the Series 2
Preferred Stock is mandatorily exchangeable into        shares of Class A Common
Stock. See "The Exchange Proposal--Terms of the Exchange Agreement." If the Exchange Proposal is not approved, the Series 1 and 2 Preferred Stock may be redeemed at the option of the holder in whole or in part at any time after December 31, 1997, upon 60 days' prior written notice to the Company, for an amount equal to 95% of the stated issue price, plus the amount of any unpaid dividends accrued to the date of redemption.

     The Series 1 and 2 Preferred Stock rank on a parity with the Common Stock and junior to the Series A Preferred Stock and Series B Preferred Stock. The Series 1 and 2 Preferred Stock do not have any voting rights, except as otherwise provided by law, and are nontransferable, except to affiliates or subsidiaries of the original holder or otherwise with the prior written approval of the Company, but may be pledged by the original holder as collateral security for indebtedness. If the requisite stockholder approval of the Exchange Proposal is not obtained, all (but not less than all) of the Series 1 and 2 Preferred Stock may be sold or transferred to a third party, subject to compliance with all applicable laws, agreement by the pledgee or transferee to be bound by the terms of the Exchange Agreement and receipt of a legal opinion.

                             THE EXCHANGE PROPOSAL

TERMS OF THE EXCHANGE AGREEMENT

     The Company, Hollinger Inc. and UniMedia Holding entered into the Exchange Agreement as a condition to the closing of the Purchase Agreements. Pursuant to the Purchase Agreements, (i) the Company agreed to call a special meeting of the holders of its Common Stock and Series B Preferred Stock to approve the issuance to UniMedia Holding under the Exchange Agreement of Class A Common Stock and Series C Preferred Stock in exchange for the Series 1 and 2 Preferred Stock, and
(ii) Hollinger Inc., which holds directly or indirectly approximately 77.75% of the total voting power of the Common Stock and Series B Preferred Stock, agreed to vote in favor of the proposed issuance.

     The Exchange Agreement provides that within five business days of obtaining the required affirmative stockholder vote with respect to the Exchange Proposal, the Company will issue to UniMedia Holding the following securities in exchange for all issued and outstanding shares of Series 1 and 2 Preferred Stock: (i)
          newly issued shares of Class A Common Stock in exchange for all 23,267
shares of Series 1 Preferred Stock; (ii)           newly issued shares of Series
C Preferred Stock in exchange for all           shares of the First Tranche of
the Series 2 Preferred Stock; and (iii)           newly issued shares of Class A
Common Stock for all        shares of the Second Tranche of the Series 2
Preferred Stock. Upon completion of the exchange contemplated by the Exchange Agreement, all outstanding shares of Series 1 and 2 Preferred Stock will be cancelled. The number of shares to be issued was determined by reference to the Adjusted Market Price (as defined in the Exchange Agreement) of the Class A Common Stock for the ten trading days ending five business days prior to the mailing date of this Proxy Statement.

     The Exchange Agreement also provides that no later than five business days after the Determination Date (as defined in the Exchange Agreement), the Company, Hollinger Inc., UniMedia Holding and 1159670 Ontario Limited, a wholly owned subsidiary of Hollinger Inc., will enter into the Second Exchange Agreement. See "Terms of the Second Exchange Agreement."

     The Company also has agreed, that at the request of Hollinger Inc., it will take commercially reasonable efforts to cause the registration under the Securities Act of 1933, as amended, of the shares of Class A Common Stock and Series C Preferred Stock (and the shares of Class A Common Stock issuable upon the conversion of the Series C Preferred Stock) issued as a result of the exchanges contemplated by the Exchange Agreement, and to list such shares on the NYSE as soon as practicable.

     In the event stockholder approval of the Exchange Proposal is not obtained, the shares of Series 1 and 2 Preferred Stock will remain outstanding in accordance with their terms. If the requisite stockholder approval of the Exchange Proposal is not obtained, all (but not less than all) of the Series 1 and Series 2 Preferred Stock may be sold or transferred to a third party, subject to compliance with all applicable laws, agreement by the pledgee or transferee to be bound by the terms of the Exchange Agreement and receipt of a legal opinion, and the issuances contemplated by the Second Exchange will not occur.

TERMS OF THE SERIES C PREFERRED STOCK

     In connection with the Exchange Proposal, the Company proposes to issue shares of Series C Preferred Stock to Hollinger Inc. in exchange for the First Tranche of the Series 2 Preferred Stock. The Series C Preferred Stock will rank senior in right and priority of payment to the Common Stock, junior to the Company's outstanding Series A Preferred Stock and on a parity with the Series B Preferred Stock as to dividends and upon liquidation. The Series C Preferred Stock is mandatorily convertible into shares of Class A Common Stock on June 1, 2001 (the "Series C Mandatory Conversion Date"), and the Company will have the option to redeem the shares of Series C Preferred Stock, in whole or in part, at any time on or after June 1, 2000 and prior to the Series C Mandatory Conversion Date.

     Holders of the Series C Preferred Stock will be entitled to receive cumulative dividends at a rate of 9 1/2% per annum of the stated liquidation
amount of $     per share of the Series C Preferred Stock, payable quarterly in arrears on the first day of March, June, September and December, commencing June 1, 1997 and to, but not including, the Series C Mandatory Conversion Date. Dividends cease to accrue on the earlier of the Series C Mandatory Conversion Date, the date of conversion of the Series C Preferred Stock or the date of the redemption of the Series C Preferred Stock.

     On the Series C Mandatory Conversion Date, unless previously redeemed or converted, each share of Series C Preferred Stock will mandatorily convert into
(i) share[s] of Class A Common Stock, subject to adjustment in certain events, and (ii) the right to receive cash in an amount equal to all accrued and unpaid dividends thereon.

     Shares of Series C Preferred Stock are not redeemable prior to June 1, 2000. At any time and from time to time on or after June 1, 2000 until immediately prior to the Series C Mandatory Conversion Date, the Company may redeem any or all of the outstanding shares of Series C Preferred Stock. Upon any such redemption, each holder will receive, in exchange for each share of Series C Preferred Stock, a number of shares of Class A Common Stock equal to the greater of (i) the Call Price (as defined) divided by the Current Market
Price (as defined) of the Class A Common Stock and (ii)        of a share of
Class A Common Stock. The "Call Price" is the sum of (i) $     on and after June
1, 2000 to and including August 31, 2000; or $     on and after September 1,
2000 to and including November 30, 2000; or $     on and after December 1, 2000
to and including February 28, 2001; or $     on and after March 1, 2001 to and
including May 31, 2001; or $     (equal to the stated liquidation amount) on the
Series C Mandatory Conversion Date; and (ii) all accrued and unpaid dividends thereon to but not including the date fixed for redemption. The "Current Market Price" per share of Class A Common Stock on any date of determination means the lesser of (x) the average of the Closing Prices (as defined) of the Class A Common Stock for the 15 consecutive trading days ending on and including the date of determination and (y) the Closing Price for such date of determination. The "Closing Price" on any day means the last reported sales price of the Class A Common Stock on the NYSE, or if not listed thereon, the Nasdaq National Market, or the average of the bid and ask prices on the over-the-counter market, as appropriate.

     At any time prior to the Series C Mandatory Conversion Date, unless previously redeemed, each share of Series C Preferred Stock is convertible at the option of the holder thereof into a fraction of a share of Class A Common
Stock, determined by dividing the stated liquidation amount of $     per share
by the Conversion Price (initially 117.647% of the stated liquidation amount), subject to adjustment.

     The holders of Series C Preferred Stock have the right to vote together as a single class with the holders of Common Stock and Series B Preferred Stock in the election of Directors and upon each other matter coming before the stockholders of the Company on the basis of one vote per share of Series C Preferred Stock, except as otherwise provided by law or the Company's Restated Certificate. In addition, (i) whenever dividends on the Series C Preferred Stock or any other series of Preferred Stock with like voting rights are in arrears and unpaid for six quarterly dividend periods, and in certain other circumstances, the holders of all Series C Preferred Stock (voting separately as a class) will be entitled to vote, on the basis of one vote for each share of Series C Preferred Stock, for the election of two directors of the Company, such directors to be in addition to the number of directors constituting the Board of Directors immediately prior to the accrual of such right, and (ii) the holders of Series C Preferred Stock may have voting rights with respect to certain alterations of the Company's Restated Certificate and certain other matters, voting on the same basis or separately as a series.

TERMS OF THE SECOND EXCHANGE AGREEMENT

     In addition, the Company, Hollinger Inc., UniMedia Holding and 1159670 Ontario Limited, a wholly owned subsidiary of Hollinger Inc., entered into the Second Exchange Agreement pursuant to which the Company agreed to issue shares of Class A Common Stock to UniMedia Holding in exchange for the Series C Preferred Stock issued in the First Exchange and to issue shares of Series C Preferred Stock to 1159670 Ontario Limited (and/or another subsidiary designated by Hollinger Inc.) in exchange for shares of outstanding Class A Common Stock owned by 1159670 Ontario Limited. The exchanges contemplated by the Second Exchange Agreement would occur immediately following the First Exchange, subject to receiving the requisite approval of the stockholders of the Company.

     In the event stockholder approval of the Exchange Proposal is not obtained, neither the First Exchange nor the Second Exchange will occur and UniMedia Holding will continue to hold the Series 1 Preferred Stock and Series 2 Preferred Stock.

INTERESTS OF CERTAIN PERSONS IN THE EXCHANGE PROPOSAL

     In considering the recommendation of the Company's Board of Directors with respect to the Canadian Newspaper Transaction (based on the recommendation of its Special Committee consisting of independent directors), and in particular, the recommendation with respect to the exchange of Series 1 and 2 Preferred Stock for Class A Common Stock and Series C Preferred Stock, the Company's stockholders should be aware that Hollinger Inc. is the majority stockholder of the Company and that certain members of the Company's management and its Board of Directors are also officers, directors and/or shareholders of Hollinger Inc. and thus have certain interests in the Canadian Newspaper Transaction that may present them with actual or potential conflicts of interest in connection with the Canadian Newspaper Transaction. See "The Company-- Certain Relationships and Related Transactions."

                              THE CHARTER PROPOSAL

     The authorized capital stock of the Company consists of 250,000,000 shares of Class A Common Stock, $.01 par value per share, 50,000,000 shares of Class B Common Stock, $.01 par value per share, and 20,000,000 shares of Preferred Stock. If the Charter Proposal is approved and adopted at the Special Meeting, the authorized Preferred Stock of the Company would be increased from 20,000,000 shares to 120,000,000 shares of Preferred Stock. The adoption of the Charter Proposal will enhance the Company's financing and corporate flexibility, including the possible use of Preferred Stock as consideration for acquisitions. The complete text of the amendment to the Restated Certificate of the Company to increase the authorized Preferred Stock is attached hereto as Annex D and incorporated by reference herein.

DESCRIPTION OF CAPITAL STOCK

  CLASS A AND CLASS B COMMON STOCK

     VOTING RIGHTS. Holders of Class A Common Stock are entitled to one vote per share and holders of Class B Common Stock are entitled to ten votes per share. Holders of Class A Common Stock and Class B Common Stock are not entitled to vote cumulatively for the election of Directors. Hollinger Inc. presently retains, by virtue of its ownership of all outstanding shares of Class B Common Stock, effective control of the Company through its ownership of 77.75% of the combined voting power of the outstanding Common Stock.

     Directors may be removed with or without cause by the holders of the Common Stock. A vacancy on the Board created by the removal or resignation of a Director or by the expansion of the authorized number of Directors may be filled by the remaining Directors then in office.

     The holders of Class A Common Stock and Class B Common Stock vote together as a single class on all matters on which stockholders may vote, except when class voting is required by applicable law.

     DIVIDENDS. Each share of Class A Common Stock and Class B Common Stock is entitled to receive dividends if, as and when declared by the Board of Directors of the Company. Under the Delaware General Corporation Law, the Company may declare and pay dividends only out of its surplus, or in case there shall be no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding year. Under the Delaware General Corporation Law, surplus is defined as the excess, if any, at any given time, of the net assets of the Company over the amount determined to be capital. Capital represents the aggregate par value of the Company's capital stock. No dividends may be declared, however, if the capital of the Company has been diminished by depreciation, losses or otherwise to any amount less than the aggregate amount of capital represented by any issued and outstanding stock having a preference on distribution. Dividends must be paid on both the Class A Common Stock and the Class B Common Stock at any time that dividends are paid on either. Any dividend so declared and payable in cash, capital stock of the Company (other than Class A Common Stock or Class B Common Stock) or other property will be equally, share for share, payable on the Class A Common Stock and Class B Common Stock. Dividends and distributions payable in shares of Class A Common Stock maybe paid only on shares of Class A Common Stock and dividends and distributions payable in shares of Class B Common Stock may be paid only on shares of Class B Common Stock. If a dividend or distribution payable in Class A Common Stock is made on the Class A Common Stock, the Company must also make a simultaneous dividend or distribution on the Class B Common Stock. If a dividend or distribution payable in Class B Common Stock is made on the Class B Common Stock, the Company must also make a simultaneous dividend or distribution on the Class A Common Stock. Pursuant to any such dividend or distribution, each share of Class B Common Stock will receive a number of shares of Class B Common Stock equal to the number of shares of Class A Common Stock payable on each share of Class A Common Stock.

     TRANSFERABILITY AND CONVERTIBILITY OF CLASS B COMMON STOCK. Each share of Class B Common Stock is convertible at any time at the option of the holder into one share of Class A Common Stock and is transferable by Hollinger Inc. to a subsidiary or an affiliate. In addition, each share of Class B Common Stock is automatically convertible into a share of Class A Common Stock at the time it is sold, transferred or otherwise disposed of by Hollinger Inc. or a subsequent permitted transferee to any third party (other than a subsidiary or an affiliate of Hollinger Inc. or such subsequent permitted transferee) unless such purchaser or transferee offers to purchase all shares of Class A Common Stock from the holders thereof for an amount per share equal to the amount per share received by the holder of the Class B Common Stock. Any such offer shall be subject to the requirements of applicable securities laws.

     Any holder of Class B Common Stock may pledge his or its shares of Class B Common Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares shall not be transferred to or registered in the name of the pledgee and shall remain subject to the transfer restrictions described in the foregoing paragraph. In the event that shares of Class B Common Stock are so pledged, the pledged shares shall not be converted automatically into Class A Common Stock. However, if any such pledged shares become subject to any foreclosure, realization or other similar action of the pledgee, they shall be converted automatically into shares of Class A Common Stock unless they are sold in a permitted transaction. Hollinger Inc. has pledged all shares of Class A Common Stock, Class B Common Stock and Series A Preferred Stock owned by it to Canadian chartered banks as collateral for outstanding indebtedness of Hollinger Inc.

     OTHER PROVISIONS. There are no preemptive rights to subscribe for any additional securities which the Company may issue, and there are no redemption provisions or sinking fund provisions applicable to either class, nor is the Class A Common Stock or the Class B Common Stock subject to calls or assessments by the Company. All outstanding shares are legally issued, fully paid and nonassessable.

     In the event of the liquidation, dissolution or winding up of the Company, holders of the shares of Class A Common Stock and Class B Common Stock are entitled to share equally, share for share, in the assets available for distribution.

     LISTING OF CLASS A COMMON STOCK. The Class A Common Stock is listed on the New York Stock Exchange under the trading symbol "HLR".

  PREFERRED STOCK

     The Company's Restated Certificate of Incorporation authorizes the issuance of up to 20,000,000 shares of Preferred Stock. If the Charter Proposal is approved and adopted, the authorized Preferred Stock would be increased to 50,000,000 shares of Preferred Stock. The Board of Directors has the authority under the Restated Certificate to establish voting rights, liquidation preferences, redemption rights, conversion rights and other rights with respect to such Preferred Stock without the approval of the Company's stockholders.

     To date, the Company has issued 739,500 shares of Series A Preferred Stock, 10,350,000 shares of Series B Preferred Stock and an aggregate of 172,925 shares of Series 1 and 2 Preferred Stock. As a result of the exchanges contemplated by the First Exchange and the Second Exchange, the Company will have issued shares of Series C Preferred Stock, a new series of preferred stock designated by the Board of Directors of the Company. The terms of the outstanding series of Preferred Stock are summarized below.

     SERIES A PREFERRED STOCK. The Company's Series A Preferred Stock consists of 739,500 shares of Series A Preferred Stock, all of which is held by Hollinger Inc. The number of shares of the Series A Preferred Stock is equal to 1/10 of the 7,395,000 Southam common shares directly or indirectly included in the Hollinger Southam Interest (namely, 250,000 Southam common shares owned directly by FDTH plus one-half of the 14,290,000 Southam common shares owned indirectly by HTH). The shares of the Series A Preferred Stock are entitled to receive cumulative cash dividends, payable quarterly. The amount of each dividend per share will be equal to the aggregate amount (if any) of ordinary course cash dividends paid during the preceding calendar quarter on such Southam shares divided by 739,500. If at any time full cumulative dividends on the shares of the Series A Preferred Stock have not been and are not being contemporaneously paid, no dividend or distribution shall be declared or paid on the Common Stock or any Preferred Stock ranking junior to the Series A Preferred Stock as to dividend or liquidation rights, and no shares of Common Stock or Preferred Stock (except shares senior to the Series A Preferred Stock as to dividend and liquidation rights) shall be purchased, redeemed or acquired by the Company, subject to certain exceptions including stock dividends payable in shares of junior capital stock, the acquisition of stock ranking junior to the Series A Preferred Stock as to dividend or liquidation rights in exchange for or out of the net cash proceeds from the contemporaneous sale of junior stock, the redemption in whole of the shares of the Series A Preferred Stock, offers to purchase shares made on the same terms to all holders of shares of the Series A Preferred Stock and each other series of Preferred Stock ranking on a parity with the Series A Preferred Stock, and dividends on Preferred Stock ranking junior as to dividend rights if full cumulative dividends on the shares of the Series A Preferred Stock to the next preceding dividend date for the Series A Preferred Stock (or the date of the payment on the junior Preferred Stock, if identical to a dividend date for the Series A Preferred Stock) have been or are contemporaneously declared and paid or set apart for payment.

     The shares of the Series A Preferred Stock are redeemable in whole or in part, at any time and from time to time, subject to restrictions in the Company's existing credit facilities, by the Company or by a holder of such shares. Hollinger Inc., the holder of all of the outstanding shares of Series A Preferred Stock, has agreed pursuant to the Share Exchange Agreement to limit the exercise of its redemption rights to a number of HTH shares or Southam common shares that at the time of such exercise have been delivered to the Company free and clear of encumbrances other than certain permitted encumbrances. The redemption price and liquidation preference per share of the Series A Preferred Stock will be Cdn.$146.625 (10 times the average closing market price per share of the Southam common shares on the Toronto Stock Exchange during the 20 business days preceding the date of the Share Exchange Agreement) plus an amount equal to accrued and unpaid dividends. A holder exercising redemption rights must give notice to the Company not less than 180 and not more than 240 days prior to the redemption date if the aggregate redemption price of the shares to be so redeemed and shares of the Series A Preferred Stock redeemed or to be redeemed prior to such redemption date will exceed Cdn.$10,000,000. Shares of Common Stock or of any other stock ranking junior to the Series A Preferred Stock as to dividend or liquidation rights may not be purchased, redeemed or acquired by the Company if after giving effect thereto the remaining net assets of the Company would be less than the aggregate liquidation preference of the Series A Preferred Stock and each series of Preferred Stock ranking, as to liquidation rights, on a parity with or senior to the Series A Preferred Stock, or if at the time thereof the Company is insolvent or would become so as a result thereof.

     A holder or holders of shares of the Series A Preferred Stock may convert such shares at any time into shares of Class A Common Stock of the Company. The conversion price will initially be based upon the Canadian dollar equivalent of $14.00 per share of Class A Common Stock, subject to adjustment upon the occurrence of any of the following events: the subdivision, combination or reclassification of outstanding shares of Common Stock; a distribution or dividend to holders of Common Stock paid in shares of Common Stock or other capital stock of the Company; the distribution of rights or warrants to all holders of Common Stock entitling them for a period expiring within 60 days to acquire shares of Common Stock at a price per share less than the then Current Market Price Per Share (as defined) of the Common Stock; and the distribution to all holders of Common Stock of any assets or debt securities or any rights or warrants to purchase securities of the Company, not including dividends or distributions paid in cash out of consolidated current or retained earnings per the Company's books, and not including rights or warrants mentioned above. In the event of any capital reorganization, reclassification, consolidation or merger of the Company with another corporation, or the sale of all or substantially all of the Company's assets to another corporation, each holder of shares of the Series A Preferred Stock is to have the right to convert such shares into such shares of stock, securities or assets as such holder would have owned immediately after the transaction if the shares had been converted immediately prior to the effective date of the transaction, and adjustments are to be provided for events subsequent to such transaction. In addition, the Company will be permitted to make such reductions in the conversion price as it considers to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights will not be taxable to the holders of Common Stock or to diminish any income taxes payable because of such event.

     The shares of Series A Preferred Stock are non-voting, rank on a parity with each other series of Preferred Stock except as specified by the Board of Directors when such other series is created, and are subject to certain restrictions on transfer.

     Any holder of Series A Preferred Stock may pledge such shares to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness or other obligations due to the pledgee, provided that such shares shall remain subject to, and upon foreclosure, realization or other similar action by the pledgee, shall be transferred only in accordance with, the transfer restrictions set forth in the Restated Certificate of Incorporation.

     PRIDES AND SERIES B PREFERRED STOCK. The PRIDES are depository shares, each of which represents one half of a share of Series B Preferred Stock. The PRIDES are listed on the NYSE under the symbol "HLR PrP." The Series B Preferred Stock ranks (i) senior in right and priority of payment to the Common Stock as to dividends or upon liquidation and (ii) junior to the Company's outstanding Series A Preferred Stock as to dividends and upon liquidation. The Series B Preferred Stock is convertible into shares of Class A Common Stock, as described below. In addition, the Company has the option to redeem the shares of Series B Preferred Stock, in whole or in part, at any time on or after August 1, 1999 and prior to the mandatory conversion date of August 1, 2000 (the "Mandatory Conversion Date").

     Holders of PRIDES are entitled to receive quarterly cumulative dividends on the Series B Preferred Stock represented thereby at a rate of 9 3/4% per annum for each PRIDES. Dividends cease to accrue on the earlier of (i) the day immediately prior to the Mandatory Conversion Date or (ii) the day immediately prior to the earlier redemption of the Series B Preferred Stock.

     Each half share of Series B Preferred Stock has the right with the holders of Common Stock to vote in the election of Directors and upon each other matter coming before any meeting of the holders of Common Stock on the basis of 4/5 of a vote for each half share of Series B Preferred Stock.

     On the Mandatory Conversion Date, unless previously redeemed or converted, each half share of Series B Preferred Stock represented by outstanding PRIDES will mandatorily convert into (i) one share of Class A Common Stock, subject to adjustment in certain events, (ii) cash in lieu of fractional shares of Class A Common Stock and (iii) the right to receive cash in an amount equal to all accrued and unpaid dividends thereon (other than previously declared dividends payable to a holder of record on a prior date).

     Shares of Series B Preferred Stock represented by PRIDES are not redeemable prior to August 1, 1999. At any time and from time to time on or after August 1, 1999 until immediately prior to the Mandatory Conversion Date, the Company may redeem any or all of the outstanding shares of Series B Preferred Stock represented by PRIDES. Upon any such redemption, each holder will receive, in exchange for each half share of Series B Preferred Stock represented by PRIDES, a number of shares of Class A Common Stock equal to the sum of (i) $9.988 declining to $9.750 on the Mandatory Conversion Date, and (ii) all accrued and unpaid dividends thereon (other than previously declared dividends payable to a holder of record as of a prior date) divided by the current market price for shares of Class A Common Stock on the applicable date of determination, but in no event less than .8439 of a share of Class A Common Stock, subject to adjustment.

     At any time prior to the Mandatory Conversion Date, unless previously redeemed, each half share of Series B Preferred Stock represented by a PRIDES is convertible at the option of the holder thereof into .8439 of a share of Class A Common Stock, equivalent to a conversion price of $11.55 per share of Class A Common Stock, subject to adjustment.

     SERIES 1 AND 2 PREFERRED STOCK. For a description of the Series 1 and 2 Preferred Stock, see "The Canadian Newspaper Transaction--Terms of the Series 1 and 2 Preferred Stock."

CERTAIN ANTI-TAKEOVER CONSIDERATIONS

     The Company's Restated Certificate and By-laws contain certain provisions that could make more difficult a change in control of the Company not having approval of the Board of Directors. The Restated Certificate authorizes the issuance of "blank check" Preferred Stock, which will be increased by 100,000,000 shares if the Charter Proposal is approved and adopted at the Annual Meeting. The Board of Directors or a duly constituted committee thereof may establish voting rights, liquidation preferences, redemption rights, conversion rights and other rights relating to such Preferred Stock, all or some of which may be senior to the Common Stock, without the approval of the Company's stockholders. In some circumstances, the Preferred Stock could be issued and have the effect of preventing a merger, tender offer or other takeover attempt which the Board of Director opposes. Issuance of Preferred Stock, however, may be subject to certain rules of the NYSE. The Company's By-laws also provide that a special meeting of the stockholders of the Company may only be called by the Board of Directors, a duly designated committee of the Board of Directors, the Chairman of the Board of Directors, or the President of the Company. No other person may call a special meeting of the stockholders. If the Charter Proposal is approved and adopted, 100,000,000 additional shares of "blank check" Preferred Stock will be available for issuance.

     The Amended Bank Credit Facility contains certain provisions that could make more difficult a change in control of the Company. The Amended Bank Credit Facility generally provides that an event of default shall occur if any person other than Hollinger Inc. becomes the beneficial owner, directly or indirectly, of more than 49% of the total voting power of all classes of capital stock outstanding of the Company or if certain changes occur in the composition of the Company's Board of Directors and result in a change in the majority of the Board of Directors. The outstanding publicly issued notes of Publishing contain a provision that upon a change of control (as defined in the indenture relating thereto), each holder will have the right to require that Publishing purchase all or any portion of such holder's notes.

     Certain transactions with the Company may be subject to Section 203 of the Delaware General Corporation Law. Section 203 prohibits certain "business combinations" between an "interested stockholder" and a corporation for three years after a stockholder becomes interested, unless one of the statute's exceptions applies. Section 203(c)(5) defines an interested stockholder as a person, broadly defined to include a group, who owns at least 15% of a company's outstanding voting stock. The statute defines business combinations expansively to include any merger or consolidation of, with, or caused by the interested stockholder. Section 203(a) provides three exceptions to the business combination prohibition. First, there is no constraint if the interested stockholder obtains prior board approval for the business combination or the transaction resulting in ownership of 15% of the target's voting stock. Second, the statute does not apply if, in completing the transaction that crosses the 15% threshold, the stockholder becomes the owner of 85% of the corporation's voting stock outstanding as of the time the transaction commenced. Any shares owned by directors who are officers, and shares owned by certain stock option plans are excluded from the calculation. This exception applies most particularly to a tender offeror who has less than 15% of the target's stock and receives tenders that satisfy 85% requirement. Finally, the statute does not apply if the interested stockholder's business combination is approved by the board of directors and affirmed by at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.

                                  THE COMPANY

     The Company is a leading publisher of English-language newspapers in the United States, the United Kingdom, Canada and Israel. Included among the 163 paid daily newspapers which the Company owns or has an interest in are the Chicago Sun-Times, The Daily Telegraph (London) and The Ottawa Citizen. These 163 newspapers have a world-wide daily combined circulation of approximately 4,451,000. In addition, the Company owns or has an interest in 441 non-daily newspapers as well as magazines and other publications. The Company's strategy is to achieve growth through acquisitions and improvements in the cash flow and profitability of its newspapers, principally through cost reductions. Since the Company's formation in 1986, the existing senior management team has acquired 399 newspapers and related publications (net of dispositions) in the United States, The Telegraph in the United Kingdom and Jerusalem Post in Israel, and, together with Hollinger Inc., in Canada (including a majority interest in Southam). Recently, the Company completed the sale of its 24.7% interest in Fairfax, a publicly held Australian newspaper publisher.

UNITED STATES NEWSPAPER GROUP

     The Company is the largest newspaper publishing group in the United States, as measured by paid daily newspapers owned and operated, and one of the twelve largest in terms of daily circulation. The Company's United States operations consist of its Chicago Group, led by the Chicago Sun-Times, the eighth largest circulation metropolitan daily newspaper in the United States, and its Community Newspaper Group, consisting of 324 newspapers and related publications. As of December 31, 1996, the Company published a total of 399 newspapers and related publications in the United States consisting of 103 daily newspapers with a total paid circulation of approximately 1,240,000, 140 paid non-daily newspapers with a combined paid circulation of approximately 1,256,000, and 156 free circulation publications with a combined circulation of approximately 2,201,000. The total combined circulation of the Company's United States publications as of December 31, 1996 was approximately 4,697,000. The Community Newspaper Group also includes, for accounting and management purposes, the Company's wholly-owned subsidiary which publishes The Jerusalem Post, Israel's only English-language daily newspaper, with a paid daily circulation of approximately 16,300. The related weekend edition of The Jerusalem Post, including the English and French-language international weekly editions, have combined paid circulation of approximately 132,196.

     On December 16, 1996, the Company completed an exchange of newspaper assets with Thomson Newspapers, Inc. and Cox Newspapers, Inc. through which the Company acquired the Mount Vernon Register-News (Mount Vernon, Illinois--circulation approximately 11,000), the Enid News, (Enid, Oklahoma--circulation approximately 21,000) and the Herald-Palladium (St. Joseph/Benton Harbor, Michigan--circulation approximately 32,000) and related publications in exchange for four daily newspapers in Indiana and a daily in Texas (total circulation approximately 21,000) and related publications and approximately $32.4 million in cash.

INTERNATIONAL NEWSPAPER GROUP

     The Company's international operations consist of its wholly owned subsidiary, The Telegraph, and a majority equity interest in Southam, a publicly traded Canadian newspaper publisher.

     THE TELEGRAPH. The Telegraph publishes The Daily Telegraph, the leading quality (or broadsheet) newspaper in the United Kingdom. The Telegraph also publishes The Sunday Telegraph, The Weekly Telegraph, the Electronic Telegraph and The Spectator magazine. The Daily Telegraph is the largest circulation quality daily newspaper in the United Kingdom with an average daily circulation of approximately 1,097,000 representing a 38.5% share of the quality daily newspaper market. The Daily Telegraph's Saturday edition has the highest average daily circulation (approximately 1,253,000) among quality daily newspapers in the United Kingdom. The Sunday Telegraph is the second largest circulation quality Sunday newspaper in the United Kingdom with an average Sunday circulation of approximately 804,000.

     On August 8, 1996, the Company completed the acquisition of all of the outstanding ordinary shares of The Telegraph (approximately 36%) not previously controlled by the Company (the "Telegraph Minority Shares"). The acquisition was effected by means of a "scheme of arrangement" under Section 425 of the Companies Act of 1985 of Great Britain (the "Scheme"). As a result, The Telegraph became an indirect wholly owned subsidiary of the Company. The total consideration paid by the Company was approximately $455.1 million.

     SOUTHAM. Southam is a publicly held Canadian corporation with operations in newspaper publishing and to a lesser extent, business communications. Southam is Canada's largest publisher of daily newspapers with 32 daily newspapers and 58 non-daily newspapers with a total daily circulation of approximately 1,601,000. Southam's principal publications include The Gazette (Montreal), The Ottawa Citizen, the Calgary Herald, The Vancouver Sun, The Province (Vancouver) and The Edmonton Journal. In addition, the Southam Magazine and Information Group publishes Canadian and United States business magazines and tabloids for the automotive, trucking, construction, natural resources, manufacturing and other industries.

     On May 24, 1996, a wholly owned Canadian subsidiary of Hollinger Inc. purchased from a subsidiary of Power Corporation of Canada ("Power") 16,349,743 common shares of Southam held by Power (the "Power Shares"), representing approximately 21.5% of Southam's then outstanding common shares, for an aggregate consideration of Cdn.$294.3 million. The acquisition of the Power Shares provided the Company and Hollinger Inc. with combined holdings of approximately 40.9% of Southam's then outstanding common shares. On December 11, 1996, the Company purchased, through a wholly owned subsidiary of FDTH, 8,000,300 common shares of Southam for an aggregate consideration of Cdn.$160.0 million, which increased the combined holdings of the Company and Hollinger Inc. to 50.7% of Southam's outstanding common shares. The Company completed an internal reorganization of its interests in Southam during the first quarter of 1997 in order to consolidate, for financial reporting purposes, such interests in Hollinger Canadian Publishing.

     On April 30, 1997, Hollinger Canadian Publishing announced that it intends to make an offer to shareholders of Southam to acquire all of the common shares of Southam not presently controlled by the Company for consideration valued by the offeror at Cdn.$23.50 per share payable as to Cdn.$13.50 in cash and as to Cdn.$10.00 by the issue of a Hollinger Canadian Publishing Non-Voting Special Share. Each special share will be automatically exchanged three years after issue into Class A Common Stock of the Company on the basis of an exchange ratio calculated by dividing Cdn.$12.31 by 95% of the then weighted average trading price of the Class A Common Stock on the NYSE (expressed for these purposes in Canadian dollars). In the alternative, the Company will have the option to satisfy its exchange obligation by the payment of Cdn.$12.31 in cash per special share.

     Since the acquisition of the Power Shares on May 24, 1996, the Company implemented various changes designed to enhance its operating performance through reduced costs and improved editorial quality, including, the acquisition of additional Canadian newspapers and the disposition of non-newspaper assets.

     CANADIAN NEWSPAPERS. On April 18, 1997, the Company completed the acquisition of the Canadian Newspapers, which consist of the Sterling Newspaper Group and UniMedia. The Sterling Newspaper Group consists of newspapers in Canada which were owned and operated directly by Hollinger Inc. and its wholly-owned subsidiary, Sterling, since the 1980s. Sterling has publications in British Columbia, Alberta, Saskatchewan, Manitoba, Ontario and Prince Edward Island, which include 23 daily newspapers and 30 non-daily newspapers. Sterling expanded its operations by the acquisition in October 1995 of 18 Canadian paid circulation newspapers from The Thomson Corporation, and the February 1996 acquisition from Armadale Co., Ltd., of two daily newspapers, the Regina Leader-Post and the Saskatoon Star Phoenix, which were Hollinger Inc.'s two largest English-language daily newspapers in Canada, and eight non-daily community newspapers in Alberta, Saskatchewan and Manitoba. UniMedia, a wholly-owned, indirectly held subsidiary of Hollinger Inc. since 1987, operates two paid circulation daily French language newspapers in the province of Quebec and one paid circulation daily in Ontario. In addition, UniMedia operates 14 non-daily newspapers, several publication distribution businesses and has several ancillary businesses, including the publication of religious books.

     GENERAL. The Company was incorporated in the State of Delaware on December 28, 1990 and has its executive offices at 401 North Wabash Avenue, Chicago, Illinois 60611, telephone number (312) 321-2299.

MARKET PRICES AND DIVIDEND POLICY

     The Class A Common Stock is listed on the New York Stock Exchange under the
trading symbol "HLR." At May   , 1997, there were [69,565,754] shares of Class A
Common Stock outstanding and held by approximately [208] holders of record and approximately [4,500] beneficial owners. The Class A Common Stock traded on the Nasdaq Stock Market from the Company's initial public offering on May 11, 1994 through January 15, 1996. The Class B Common Stock of the Company is not publicly traded and the 14,900,000 shares of Class B Common Stock outstanding are held directly and indirectly Hollinger Inc. The Company has issued and outstanding 739,500 shares of its Series A Preferred Stock which are held by Hollinger Inc. and which are convertible into shares of Class A Common Stock. The Company has issued 20,700,000 PRIDES, each of which represents one-half share of the Company's Series B Preferred Stock, par value $.01 per share. The PRIDES are listed on the New York Stock Exchange and are held by one holder of record and approximately [2,700] beneficial owners.

     The following table sets forth for the periods indicated the high and low sales prices for the Class A Common Stock, as reported by the Nasdaq Stock Market for the period from January 1, 1995 through January 15, 1996, and by the New York Stock Exchange Composite Transactions Tape for the period since January 16, 1996, and the cash dividends declared per share on the Class A Common Stock.

                                                              PRICE RANGE         CASH DIVIDENDS
                                                          -------------------        DECLARED
                    CALENDAR PERIOD                        HIGH         LOW         PER SHARE
-------------------------------------------------------   -------     -------     --------------
1995
First Quarter..........................................   $12.750     $ 9.250         $0.025
Second Quarter.........................................    10.750       9.250          0.025
Third Quarter..........................................    13.000       9.750          0.025
Fourth Quarter.........................................    13.000       9.750          0.025
1996
First Quarter..........................................   $12.375     $ 9.250         $0.100
Second Quarter.........................................    13.875      10.625          0.100
Third Quarter..........................................    12.625       9.125          0.100
Fourth Quarter.........................................    13.000      10.000          0.100
1997
First Quarter..........................................   $12.125     $ 8.875         $0.100
Second Quarter (through May 6, 1997)...................   $10.625     $ 9.125         $0.100

     On April 18, 1997, the high and low sales prices of the Company's Class A
Common Stock were $10.50 and $10.00 per share. On May   , 1997, the
Determination Date under the Exchange Agreement, the high and low sales prices
of the Class A Common Stock were $           and $           per share. Each
share of Class A Common Stock and Class B Common Stock is entitled to receive dividends if, as and when declared by the Board of Directors of the Company. Since the third quarter of 1994 the Company has paid a quarterly dividend of $0.025 per share of Common Stock. The quarterly dividend was increased to $0.10 per share of Common Stock in the first quarter of 1996.

     As an international holding company, the Company's ability to declare and pay dividends in the future with respect to its Common Stock will be dependent, among other factors, upon its results of operations, financial condition and cash requirements, the ability of its United States and foreign subsidiaries (principally The Telegraph) to pay dividends and make other payments to the Company under applicable law and subject to restrictions contained in existing and future loan agreements and indentures related to publicly-held debt, the prior payment of dividends to holders of PRIDES and Series A Preferred Stock, the preference share terms and other financing obligations to third parties relating to such United States or foreign subsidiaries of the Company, as well as foreign and United States tax liabilities with respect to dividends and other payments from those entities.

PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of March 20, 1997, certain information regarding those persons or entities known to hold more than 5% of the outstanding shares of Class A Common Stock, Class B Common Stock and Series B Preferred Stock of the Company and ownership of Class A Common Stock, Class B Common Stock and Series B Preferred Stock by the named executive officers of the Company, the directors of the Company, nominees for directors of the Company and all directors and executive officers of the Company as a group. All of the outstanding Series A Preferred Stock is held directly and indirectly by Hollinger Inc. (see note 5 below).

                                                         CLASS AND
                                                      NUMBER OF SHARES                 PERCENT
           NAME AND ADDRESS                      BENEFICIALLY OWNED (1)(2)           OF CLASS (3)
---------------------------------------   ----------------------------------------   ------------
FMR Corp...............................         9,377,231 Class A Common (4)             13.05%
82 Devonshire Street
Boston, MA 02109
Metropolitan Life Insurance Company....         4,443,258 Class A Common (4)              6.20%
One Madison Avenue
New York, NY 10010
State Street Research & Management
  Company..............................         4,443,258 Class A Common (4)              6.20%
One Financial Center, 30th Floor
Boston, MA 02111-2690
Hollinger Inc. and affiliates..........        54,215,065 Class A Common (5)             60.13%
10 Toronto Street                              14,990,000 Class B Common (5)             100.0%
Toronto, Ontario
M5C 2B7 Canada
The Hon. Conrad M. Black, P.C., O.C....   54,254,665 Class A Common (1), (5), (6)        60.15%
                                             14,990,000 Class B Common (5), (6)          100.0%
Dwayne O. Andreas......................                    -- (7)                           --
Barbara Amiel Black....................      54,254,665 Class A Common (1), (8)          60.15%
                                               14,990,000 Class B Common (8)             100.0%
John A. Boultbee.......................           9,000 Class A Common (1)                   *
Richard R. Burt........................                      --                             --
Raymond G. Chambers....................                      --                             --
Daniel W. Colson.......................                      --                             --
J. David Dodd..........................          23,500 Class A Common (1)                   *
Dr. Henry A. Kissinger.................                      --                             --
Marie-Josee Kravis, O.C................                      --                             --
Shmuel Meitar..........................                      --                             --
Richard N. Perle.......................          10,700 Class A Common (9)                   *
F. David Radler........................       39,600 Class A Common (1), (10)                *
Robert S. Strauss......................          10,000 Class A Common (11)                  *
A. Alfred Taubman......................                      --                             --
James R. Thompson......................              500 Class A Common                      *
Lord Weidenfeld........................                      --                             --
Leslie H. Wexner.......................                      --                             --
All Directors and Executive Officers as
  a group (21 persons).................        54,361,715 Class A Common (12)            60.22%

---------

 (1) Includes shares subject to presently exercisable options or options exercisable within 60 days of March 20, 1997 held by all executive officers of the Company under the Company's 1994 Stock Option Plan (as defined) as follows: Mr. Black, 30,000 shares; Mr. Radler, 30,000 shares; Mr. Boultbee, 9,000 shares; Mr. Dodd, 22,500 shares; Mr. Healy, 10,000 shares; and Mr. Serota, 3,750 shares.

 (2) The directors and executive officers of the Company as a group (21 persons) were the beneficial owners of 54,361,715 shares of Class A Common Stock (which includes presently exercisable options to purchase 105,250 shares of Class A Common Stock, 14,990,000 shares of Class B Common Stock which are convertible into an equal number of shares of Class A Common Stock, and 5,614,311 shares of Class A Common Stock into which 739,500 shares of Series A Preferred Stock are convertible as of March 20, 1997) or approximately 60.22% of the outstanding Class A Common Stock, 14,990,000 shares of Class B Common Stock or 100% of the outstanding Class B Common Stock, as of March 20, 1997.

 (3) An asterisk (*) indicates less than one percent of a class of stock.

 (4) The information concerning the beneficial ownership of FMR Corp., Metropolitan Life Insurance Company, and State Street Research & Management Company has been obtained from the Schedules 13G filed with the Commission by such persons on February 11, 1997, February 13, 1997 and February 14, 1997, respectively. Included in the number of shares of Class A Common Stock reported by FMR Corp. and Metropolitan Life Insurance Company are 2,642,513 and 2,102,058 shares, respectively, of Class A Common Stock issuable upon the conversion of PRIDES and the underlying Series B Preferred Stock into Class A Common Stock. Such information has not been independently verified by the Company.

 (5) Includes 14,990,000 shares of Class B Common Stock which are convertible into an equal number of shares of Class A Common Stock and 5,614,311 shares of Class A Common Stock (based upon an assumed March 20, 1997 conversion) into which 739,500 shares of Series A Preferred Stock are convertible at any time at the Canadian dollar equivalent of $14.00 per share. The Ravelston Corporation Limited ("Ravelston"), 10 Toronto Street, Toronto, Ontario, Canada M5C 2B7, effectively controls Hollinger Inc. through its direct or indirect control or direction (including through its subsidiary Argus Corporation Limited ("Argus") over 46.6% of the outstanding common shares of Hollinger Inc. Mr. Black effectively controls Ravelston through his direct or indirect control or direction over 65.3% of the common shares of Ravelston. Certain executive officers of the Company, including Messrs. Black, Radler and Boultbee are employees of Ravelston. Mr. Black also beneficially owns 39,600 shares (which includes options to purchase 30,000 shares) of Class A Common Stock of the Company, as described in notes (1) and (6). As of March 20, 1997, there were 56,546,793 outstanding common shares of Hollinger Inc. Certain of the executive officers and directors of the Company, including Messrs. Black, Radler, Andreas, Boultbee, Colson, Dodd and Taubman and Mrs. Black also own, directly or indirectly, equity securities of Hollinger Inc. or own or have the right to acquire equity securities of Hollinger Inc. through Hollinger Inc.'s Executive Share Option Plan and Executive Share Purchase Plan. As of March 20, 1997, all executive officers and directors of the Company (including Ravelston, Argus and certain other entities controlled by Mr. Black) beneficially held an aggregate of 28,554,384 common shares of Hollinger Inc., or approximately 50.33% of the outstanding common shares. In addition, such persons held (i) 1,203,300 shares of various series of convertible preference stock of Hollinger Inc. which, subject to the vesting of conversion rights, may be converted into an equivalent number of common shares of Hollinger Inc.;
     (ii) 1,507,000 options which, subject to certain vesting requirements, may be exercised to purchase an equivalent number of common shares of Hollinger Inc.; (iii) 7,965,700 common share purchase warrants held by Ravelston that may be immediately exercised to acquire an equivalent number of common shares of Hollinger Inc.; and (iv) 40 shares of Floating Rate Cumulative Redeemable Convertible Preferred Shares, Series G of Hollinger Inc. held by an indirect subsidiary of Ravelston (with respect to which the conversion rights have been waived for so long as such shares are so held). Mr. Taubman indirectly owns 30,000 shares of Hollinger Inc. through the A. Alfred Taubman Restated Revocable Trust. Mr. Andreas is the Chairman and Chief Executive Officer of Archer-Daniels-Midland Co. which owns all of the 1,000,000 shares of Floating Rate Cumulative Redeemable Convertible Perpetual Preferred Shares, Series B issued by Hollinger Inc., which are convertible into

     3,410,640 common shares of Hollinger Inc. Mr. Andreas disclaims beneficial ownership of such securities. Assuming the conversion of all such preference stock and the exercise of all options and common share purchase warrants held by such persons, all executive officers and directors of the Company would hold 58.1% of the then outstanding shares of Hollinger Inc.

 (6) Includes 9,600 shares of Class A Common Stock which are held by Conrad Black Capital Corporation and as to which Mr. Black may be deemed to have indirect beneficial ownership. Also includes 14,990,000 shares of Class B Common Stock and 5,614,311 shares of Class A Common Stock into which 739,500 shares of Series A Preferred Stock are convertible, all of which are held by Hollinger Inc. and as to which Mr. Black may be deemed to have indirect beneficial ownership.

 (7) Mr. Andreas is the Chairman and Chief Executive Officer of
     Archer-Daniels-Midland Co., which owns 730,000 shares of Class A Common Stock. Mr. Andreas disclaims beneficial ownership of such securities.

 (8) Mrs. Black may be deemed to have beneficial ownership of the shares of Class A Common Stock and Class B Common Stock held by Hollinger Inc., Conrad Black Capital Corporation and Mr. Black. Mrs. Black disclaims beneficial ownership of such securities. See Notes (5) and (6) above.

 (9) Includes 5,000 shares of Class A Common Stock held by Mr. Perle's wife and 1,600 shares of Class A Common Stock held by the Perle Defined Pension Plan and as to which Mr. Perle may be deemed to have indirect beneficial ownership.

(10) Includes 9,000 shares of Class A Common Stock held by F. D. Radler Ltd., 200 shares of Class A Common Stock held by Mr. Radler's wife, 200 shares of Class A Common Stock held by one daughter, and 200 shares of Class A Common Stock held by another daughter, and as to which Mr. Radler may be deemed to have indirect beneficial ownership. Mr. Radler disclaims beneficial ownership of the Class A Common Stock held by his wife and daughters.

(11) Includes 10,000 shares of Class A Common Stock held by Robert and Helen Strauss Family Partnership.

(12) See notes (1) through (11).

     Prior to its initial public offering in May 1994, the Company had been a wholly owned subsidiary of Hollinger Inc. Hollinger Inc. presently has the exclusive right to vote shares constituting approximately 77.75% of the total voting power of the Common Stock and Series B Preferred Stock (without giving effect to the future issuance of Class A Common Stock in connection with the PRIDES or the Series A Preferred Stock or the First and Second Exchanges) and the ability to elect the entire Board of Directors.

     Hollinger Inc. pledged all shares of Class A Common Stock, Class B Common Stock and Series A Preferred Stock owned by it to Canadian chartered banks as collateral for outstanding indebtedness of Hollinger Inc. A default under such indebtedness could result in a change of control of the Company. In connection with the pledge, Hollinger Inc. entered into registration rights agreements with such banks pursuant to which Hollinger Inc. caused the Company to file a shelf registration statement with respect to the pledged shares of Class A Common Stock and Class B Common Stock at the request of the banks.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     RELATIONSHIP WITH HOLLINGER INC.

     AGREEMENTS RELATED TO THE 1995 REORGANIZATION. In connection with the October 1995 reorganization of the Company's and Hollinger Inc.'s international newspaper operations (the "1995 Reorganization"), Hollinger Inc. and the Company entered into several contractual arrangements. Under the Share Exchange Agreement, dated as of July 19, 1995, between Hollinger Inc. and the Company (the "Share Exchange Agreement"), Hollinger Inc. has agreed that, for a period of two years following the closing of the Share Exchange Agreement, it will consult with an Independent Committee (as defined in the agreement) of the Company's Board of Directors with respect to any proposed sale or disposition of any shares of Series A Preferred Stock or any public offer or sale of Class A Common Stock, so as not to interfere with any planned capital market activities of the Company. Hollinger Inc. has also agreed not to propose or undertake a Going Private Transaction (as defined in the agreement) concerning the Company during such period unless approved by a majority of disinterested members of the Independent Committee. Hollinger Inc. has also agreed that so long as any shares of Series A Preferred Stock are held by Hollinger Inc. or any of its affiliates, the Company may not reduce the conversion price of such shares, redeem any shares or amend or modify the terms thereof, unless such action is approved by a majority of the disinterested members of such Independent Committee.

     In connection with the 1995 Reorganization, FDTH purchased from Hollinger Inc., pursuant to the HTH/FDTH Share Exchange Agreement (the "HTH/FDTH Share Exchange Agreement"), an indirect interest in Southam (the "Hollinger Southam Interest"), consisting of Hollinger Inc.'s one-half interest in HTH (a subsidiary then owned one-half by Hollinger Inc. and one-half by The Telegraph) (the "HTH Shares") and its direct 0.3% interest in Southam. The HTH Shares were pledged by Hollinger Inc. in connection with certain debentures (the "Southam-Linked Debentures"). As partial consideration in the 1995 Reorganization, Hollinger Inc. received 739,500 shares of the Company's Series A Preferred Stock. Hollinger Inc. agreed that its redemption rights under Series A Preferred Stock were subject to its delivery to FDTH of legal title to the HTH Shares or the underlying Southam common shares free of all liens, pledges, charges and encumbrances, subject to certain exceptions. Hollinger Inc. also agreed that in the event it does not comply with its obligation to deliver clear title to all of the HTH Shares to FDTH prior to April 1, 1999 or upon earlier demand, it will be obligated to pay to FDTH an amount equal to the greater of the initial purchase price for the Hollinger Southam Interest or the fair market value thereof calculated by reference to the then market value of the underlying Southam common shares. The HTH/FDTH Share Exchange Agreement was amended on March 18, 1997 in connection with an internal reorganization of the Company's Southam interests. See "Reorganization of the Company's Southam Interests" below.

     The Share Exchange Agreement included a covenant by Hollinger Inc. that it will exercise its redemption rights as a holder of shares of Series A Preferred Stock only with respect to a number of shares proportionate to the number of HTH Shares or the underlying Southam common shares that at the time of such exercise have been delivered to FDTH free and clear of encumbrances as provided in the Share Exchange Agreement, and that Hollinger Inc. will cause any transferee of shares of Series A Preferred Stock to agree to be bound by the same covenant. The Company also agreed that so long as any of the HTH Shares are subject to the pledge under the Southam-Linked Debentures, the Company will use its reasonable commercial efforts not to take any action, without the consent of Hollinger Inc., which itself would constitute an event of default by Hollinger Inc. under the indenture relating to such debentures. On March 18, 1997, the Company substituted a direct pledge of Southam common shares owned by the Company representing approximately 8% of Southam's outstanding common shares for the pledge of 50% of the HTH Shares. See "Reorganization of the Company's Southam Interests" below.

     REORGANIZATION OF THE COMPANY'S SOUTHAM INTERESTS. The Company and Hollinger Inc. now directly own a combined approximate 50.7% interest in Southam through Hollinger Canadian Publishing. Effective March 18, 1997, the Company completed an internal reorganization of its interests in Southam which previously had been held as follows: (i) 18.5% through HTH, a Canadian corporation which is jointly owned by two wholly subsidiaries of the Company, and 0.6% through such subsidiaries; (ii) 21.2% acquired from the Power Corporation of Canada held through Hollinger Canadian Publishing; and (iii) 10.4% through a wholly owned subsidiary of FDTH as a result of the Southam share acquisition in December 1996. The Company's majority interest in Southam is now held by Hollinger Canadian Publishing in which Publishing and Hollinger Inc. own, directly or indirectly, the following interests: (i) Publishing and its subsidiaries own 100% of the non-voting equity shares and non-voting preference shares and (ii) each of Publishing and Hollinger Inc. (through its wholly-owned subsidiary) own 50% of the voting preference shares which have only nominal equity value. Hollinger Inc. has pledged its interest in Hollinger Canadian Publishing as collateral for bank financing arrangements of the Company and its subsidiaries.

     In connection with this internal reorganization, the Company substituted a direct pledge of Southam common shares owned by the Company representing approximately 8% of Southam's outstanding common shares for the previously pledged of 50% of the HTH Shares under the Southam-Linked Debentures. Prior to this internal reorganization, HTH owned an 18.5% interest in Southam. Upon such substitution, the HTH Shares became free and clear of the pledge under the Southam-Linked Debentures. As a result, the

Company's interest in Southam which is directly or indirectly subject to pledge under the Southam-Linked Debentures has been reduced from 18.5% to approximately 8%.

     As the holder of the Company's Series A Preferred Stock, Hollinger Inc.'s redemption rights were linked to the number of shares of HTH or Southam that at the time of exercise are free and clear of encumbrances. The Share Exchange Agreement entered into in connection with the 1995 Reorganization contained a covenant by Hollinger Inc. limiting the exercise of its redemption rights as the holder of the Series A Preferred Stock. The Share Exchange Agreement has been modified to reflect the substitution of the Southam common shares for the HTH Shares as collateral for the Southam-Linked Debentures. Hollinger Inc. is now contractually entitled to exercise its redemption rights under the Series A Preferred Stock proportionate to the number of such Southam common shares that are delivered to the Company free of the pledge under the Southam-Linked Debentures. The Series A Preferred Stock has an aggregate redemption price of approximately $79.2 million. The Company expects that shares of the Series A Preferred Stock will be redeemed, to the fullest extent permissible under applicable credit agreements and indentures, during 1997.

     DTH AND FDTH PREFERENCE SHARES. The Company's English subsidiaries, DTH and FDTH, have outstanding in preference shares held by persons other than the Company and its affiliates with an aggregate redemption amount of $124.2 million (as of December 31, 1996) and which require the payment of quarterly dividends with a current effective dividend cost of 6.5% per annum (after giving effect to certain interest rate and currency exchange agreements). In addition, DTH owns all 165,000,000 non-cumulative redeemable preference shares of L1 per share issued by FDTH and 23,801,420 non-cumulative redeemable preference shares of Cdn.$1 per share issued by FDTH which were transferred by Hollinger Inc. to DTH in July 1995.

     The DTH preference shares are redeemable at the option of the holder at any time on four days notice at a redemption price discounted in accordance with an agreed formula, and the FDTH preference shares and the DTH preference shares are redeemable by the issuer or the holders on the fifth anniversary of their issuance (May or June 1997, respectively), each five-year anniversary thereafter and at other prescribed times and in prescribed circumstances, including where the consolidated debt of Hollinger Inc. is more than two times its consolidated equity. This debt to equity ratio is affected by, among other things, Hollinger Inc.'s consolidated results of operations, as well as changes in the levels of consolidated debt of Hollinger Inc. and its subsidiaries, including the Company. The Company has been informed by Hollinger Inc. that Hollinger Inc. is in compliance with the debt to equity ratio as of December 31, 1996. Hollinger Inc. has indemnified the holders of the DTH and FDTH preference shares and agreed to purchase these preference shares if DTH or FDTH fails to pay the full amount of dividends or redemption prices on such shares and in certain other events. Under an agreement entered into at the time of the 1995 Reorganization, the Company has agreed to compensate Hollinger Inc. for any payments made by Hollinger Inc. to holders of the DTH and FDTH preference shares and to purchase any DTH and FDTH preference shares which Hollinger Inc. is required to purchase in accordance with the terms thereof. The timing of any such payments by the Company to Hollinger Inc. will be determined by Hollinger Inc. Such indemnity agreement will terminate at this time of the redemption of the DTH and FDTH preference shares.

     In connection with the 1995 Reorganization, on December 29, 1995, DTH transferred all outstanding FDTH preference shares which it then held (with an aggregate redemption amount of Cdn.$140 million ($102.8 million)) to a wholly owned English subsidiary ("Argsub") of Argus, in exchange for newly issued preference shares (with an aggregate redemption amount of Cdn.$140 million ($102.8 million)) of such English subsidiary. On September 30, 1996, FDTH issued 600 Cumulative Redeemable Fourth Preference Shares, Series 1996 to Argsub, in exchange for newly issued preference shares of Argsub. The preference shares so issued to Argsub and the preference shares issued by Argsub to FDTH have an aggregate redemption amount of $300.0 million. After giving effect to such transaction, Argsub holds FDTH preference shares having an aggregate redemption amount of $402.2 million and, in turn, FDTH and DTH hold in the aggregate preference shares of Argsub having a redemption amount of $402.2 million. Each series of preference shares of Argsub has terms substantially identical to the series of FDTH preference shares in exchange for which it was issued or acquired by Argsub. Argus owns directly and indirectly approximately 31% of the common shares of Hollinger Inc.

     The Company plans to redeem the DTH and FDTH preference shares held by parties other than Argsub at their respective redemption dates in May and June 1997. The Company has entered into an arrangement with a Canadian bank and has deposited approximately $116 million to provide for such redemption. In connection with the redemption of such preference shares, the FDTH preference shares issued to Argsub and the Argsub preference shares issued to DTH and FDTH will be redeemed, retracted, transferred to DTH or otherwise cancelled.

     In connection with the 1995 Reorganization, the Company entered into interest rate and currency exchange arrangements with Hollinger Inc. for the period ending June 30, 1997 (the "Supplemental Swap Arrangements"), that are intended to permit the Company to receive benefits that correspond to those obtained by Hollinger Inc. under its interest rate and currency exchange arrangements dated as of June 11, 1992 (the "Original Swap Arrangements") with a Canadian chartered bank. The Original Swap Arrangements were intended to effectively convert substantially all of the DTH preference share dividends to United States dollar obligations payable at a variable rate derived from LIBOR for the period ending June 30, 1997, and to convert Cdn.$60 million of the capital amount of Series 1 of the DTH preference shares to United States $50.3 million payable June 30, 1997. The Company has placed approximately $7 million with its lenders to defease the potential exposure under the swap. Under the terms of the DTH preference shares, all amounts on Series 1 of the DTH preference shares are payable in Canadian dollars, with dividends at a fixed rate of .748%, while all amounts on Series 2 of the DTH preference shares are payable in United States dollars, with dividends at a fixed rate of 6.829% (subject in either case to potential increases in the dividend rate to adjust for reductions in income tax credits or any additional income tax liabilities affecting holders of preference shares). The Company has agreed to make variable rate interest payments and a currency payment to Hollinger Inc. that correspond to Hollinger Inc.'s obligations to the Canadian chartered bank under the Original Swap Arrangements, and Hollinger Inc. has agreed to pay fixed rate interest payments and a currency payment to the Company that correspond to the bank's obligations to it under the Original Swap Arrangements. These arrangements, after giving effect to certain tax indemnities to holders of DTH preference shares which would have raised the dividend cost, permitted the Company to lower the effective dividend cost for financial reporting purposes to 5.6% for Series 1 of the DTH preference shares and to 7% for Series 2 of the DTH preference shares using December 31, 1994 rates.

     CANADIAN NEWSPAPER TRANSACTION. See "The Canadian Newspaper Transaction -- Terms of the Canadian Newspaper Transaction" and -- "Terms of the Series 1 and 2 Preferred Stock" for a description of the agreements entered into with Hollinger Inc. in connection with the Canadian Newspaper Transaction.

     OTHER ARRANGEMENTS. Hollinger Inc. has guaranteed the senior secured notes issued by American Publishing (1991) Inc., a subsidiary of the Company. The amount of Hollinger Inc.'s guarantee varies and is limited pursuant to a formula, which at December 31, 1996 was zero. The Company was indebted to Hollinger Inc. in the amount of $63,000 at December 31, 1996.

     Additional or modified arrangements and transactions may be entered into in the future by the Company and Hollinger Inc. and their respective subsidiaries. Any such future arrangements and transactions will be determined through negotiation between the Company and Hollinger Inc. and it is possible that conflicts of interest will be involved. In general, the Audit Committee of the Board of Directors of the Company is responsible for recommending to the Board of Directors policies and procedures for dealing with conflicts of interest and reviews any such arrangements and transactions.

     MANAGEMENT SERVICES AND BUSINESS OPPORTUNITIES.

     Concurrently with the consummation of the Company's initial public offering, the Company and Hollinger Inc. entered into agreements for the purpose of defining their ongoing relationships, including a Services Agreement, to which Publishing later became a party, and a Business Opportunities Agreement. These agreements, which remain in effect, were developed in the context of a parent-subsidiary relationship and, therefore, were not the result of arms-length negotiations between independent parties. The agreements were subsequently amended, with the approval of the Audit Committee, in connection with the 1995 Reorganization and on February 7, 1996 in connection with the Company's equity and debt offerings (as so amended, the "Services Agreement" and the "Business Opportunities Agreement").

     MANAGEMENT SERVICES. Historically, Hollinger Inc. provided various management and administrative services to the Company and continued such relationship pursuant to the Services Agreement. Although the primary purpose of the agreement relates to the provision of services by Hollinger Inc. to the Company, the agreement also contemplates that the Company may provide services to Hollinger Inc. The services to be provided pursuant to the Services Agreement include, among other things, strategic advice and planning and financial services (including advice and assistance with respect to acquisitions); assistance in operational matters; participation in group insurance programs; and guarantees of indebtedness of the Company or other forms of credit enhancements. The party receiving the services has agreed to reimburse the party rendering the services for its allocable costs in providing those services, as determined by the provider thereof or, in the case of a guarantee, for an amount equal to the cost to the Company of obtaining a bank letter of credit in the amount of such guarantee. The party allocating its costs will consider the salaries or other compensation payable to directors, officers and employees actually providing services, out-of-pocket costs, the cost of obtaining substantially equivalent services from a third party and other factors as may be deemed appropriate. The Services Agreement will remain in effect for so long as Hollinger Inc. holds at least 50% of the voting power of the Company, subject to termination by either party under certain specified circumstances.

     The services agreement between The Telegraph and Hollinger Inc. (the "Hollinger-Telegraph Services Agreement") sets forth the basis on which Hollinger Inc. and The Telegraph may provide services to each other. So long as Mr. Black remains Chairman of the Board of The Telegraph, The Telegraph will bear 66.7% of the cost of Mr. Black's office at Hollinger Inc., or such other proportion as may be agreed from time to time by the Audit Committee of The Telegraph and senior management of Hollinger Inc. Other services are provided at cost and typically include the arrangement of insurance, assistance in the arrangement of financing required by The Telegraph and assistance and advice on acquisitions, disposals and joint venture arrangements. The amount of the charges in respect of these other services is submitted to the Audit Committee of The Telegraph for approval. Hollinger Inc. has assigned its rights and obligations under the Hollinger-Telegraph Services Agreement to the Company, which assignment was approved by the Audit Committee of The Telegraph.

     Pursuant to the Services Agreement, the Company has paid Hollinger Inc. and affiliates (including Messrs. Black, Radler, Boultbee, Colson, and Creasey and Mrs. Black who are officers and/or directors of both Hollinger Inc. and of the Company and who do not receive compensation in their capacities as executive officers of the Company directly from the Company) for an allocated portion of Hollinger Inc.'s costs relating to such services in the aggregate amounts of $5,605,000 in 1995 and $8,485,186 (including payments under the Hollinger-Telegraph Services Agreement) in 1996.

     BUSINESS OPPORTUNITIES. The Business Opportunities Agreement provides that the Company is Hollinger Inc.'s principal vehicle for engaging in and effecting acquisitions in the newspaper business and in related media business in the United States, Israel, and, through The Telegraph, the United Kingdom, the rest of the European Community, Australia and New Zealand (the "Telegraph Territory"). Hollinger Inc. has reserved to itself the ability to pursue all media (including newspaper) acquisition opportunities outside the United States, Israel and the Telegraph Territory and all media acquisition opportunities unrelated to the newspaper business in the United States, Israel and the Telegraph Territory. As newspaper acquisition opportunities arise in the United States, Israel and the Telegraph Territory, the Company has the right to pursue such opportunities directly or through The Telegraph. If Hollinger Inc. acquires a newspaper business in the United States or Israel, Hollinger Inc. will be obligated to offer such business for sale to the Company on terms no less favorable to the Company than those obtained by Hollinger Inc. Hollinger Inc. is prohibited from acquiring newspapers or media businesses in the Telegraph Territory under a co-operation agreement with The Telegraph (the "Co-operation Agreement"). As newspaper or media acquisitions arise in Canada, Hollinger Inc. has the right to pursue such opportunities, except that the Company is permitted to increase its investment in Southam. Likewise, if the Company acquires a newspaper business in Canada (other than an increase in its indirect investment in Southam), the Company will be obligated to offer such business for sale to Hollinger Inc. on terms no less favorable to Hollinger Inc. than those obtained by the Company. Hollinger Inc. expects to continue to acquire newspapers in Canada, as the Company is not permitted to increase its presence in Canada except through an increase in its ownership interest in Southam, and to explore the acquisition of media businesses elsewhere in the world subject to the provisions of the Business Opportunities

Agreement and the Co-operation Agreement with The Telegraph. Any decision by the Company with respect to a particular acquisition shall be subject to the review and approval of the Audit Committee. In addition, the Business Opportunities Agreement does not restrict newspaper companies in which Hollinger Inc. has a minority investment from acquiring newspaper or media businesses in the United States or Israel, nor does it restrict subsidiaries of Hollinger Inc. from acquiring up to 20% interests in publicly-held newspaper businesses in the United States. For the purposes of the Business Opportunities Agreement, "newspaper business" means the business of publishing and distributing newspapers, magazines and other paid or free publications having national, regional, local or targeted markets, including publications having limited or no news or editorial content such as shoppers or other total market coverage publications and similar publications. "Media business" means the business of broadcasting radio, television, cable and satellite programs (including national, regional or local radio, television, cable and satellite programs). The Business Opportunities Agreement will remain in effect so long as Hollinger Inc. holds at least 50% of the voting power of the Company, subject to termination by either party under certain specified circumstances.

     With respect to the Canadian Newspaper Transaction, the Company obtained a waiver under the Business Opportunities Agreement to permit it to acquire the Canadian Newspapers. In addition, Hollinger Inc. agreed, for a period of five years after the closing of the Purchase Agreements, that it would not engage in any newspaper business in the communities where the Canadian Newspapers are currently being published (subject to certain limited exceptions). See "The Exchange Proposal--Terms of the Canadian Newspaper Transaction."

     The Company and Hollinger Inc. also have acknowledged that, pursuant to the Co-operation Agreement, Hollinger Inc. has undertaken to restrict its activities in respect of the newspaper business and the media business (defined to include radio, television, cable and satellite programs) in the Telegraph Territory. So long as Hollinger Inc. has beneficial ownership of 50% or more of the voting power of the Company's outstanding securities, the Company and Hollinger Inc. have agreed that neither shall, without the other's prior written consent, violate the provisions of the Co-operation Agreement. In addition, Hollinger Inc. has agreed not to amend or modify the Co-operation Agreement and will not waive any benefit or right hereunder without the prior written consent of the Company. Hollinger Inc. is prohibited from directly acquiring beneficial ownership of any voting securities of The Telegraph.

     OTHER TRANSACTIONS.

     On March 15, 1996, the Company sold three paid dailies, three non-dailies and five total market coverage papers to a group controlled by Larry J. Perrotto, former Chief Executive Officer of the Company, for approximately $5.1 million plus assumption of certain liabilities. The transaction was unanimously approved by the independent Directors of the Company as a market value transaction.

     In order to facilitate the rendering of management and advisory services by Messrs. Black and Radler, and to enhance the business interests of the Company with the financial community, the newspaper industry and otherwise, a subsidiary of the Company purchased apartments in New York and Chicago in 1994 for the use of Messrs. Black and Radler, respectively, on a rent-free basis while they are in the United States. The cost to the Company of building out and maintaining the apartments for Messrs. Black and Radler was $68,970 and $50,967, respectively, during 1996. The incremental cost to the Company of these apartments was zero in 1996. The Company has granted an option to Mr. Black to acquire at any time the Company's beneficial interest in the New York apartment at its then fair market value. The Company's subsidiary has agreed to sell the apartment upon exercise of the option by Mr. Black or by a third party in the event of Mr. Black's termination as both an officer and a director of the Corporation, his death or permanent disability or upon notice by Mr. Black.

     The Company leases its office in New York from 712 5th Avenue Associates, L.P., a limited partnership in which Mr. Taubman, a Director of the Company, may be deemed to have an indirect interest. The payments under such lease aggregated approximately $116,470 in 1996.

     Winston & Strawn, a law firm of which James R. Thompson, a Director of the Company, is a partner, has provided legal services to the Company for which it received fees at its customary rates.

                            DISSENTING STOCKHOLDERS

     Pursuant to Section 262 of the Delaware General Corporation Law ("Section 262"), holders of Class A Common Stock, Class B Common Stock or Series B Preferred Stock will not have the right to dissent from the Proposals and elect to have the fair value of their shares of Class A Common Stock, Class B Common Stock or Series B Preferred Stock judicially determined and paid to them in cash. Under Section 262, dissenters' rights are not available to the stockholders of a corporation that is a party to a transaction such as the Reorganization.

                              INDEPENDENT AUDITORS

     The Board of Directors has appointed KPMG Peat Marwick LLP as independent auditors of Hollinger International for the year ending December 31, 1997. Representatives of KPMG Peat Marwick LLP will be present at the Special Meeting and will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

     Any proposal which a stockholder intends to present for consideration at the 1998 Annual Meeting of Stockholders must be received by the Secretary of the Company at the principal executive office of the Company no later than November 26, 1997.

                                 OTHER MATTERS

     The Board of Directors does not know of any other business which will come before the Special Meeting for action by the stockholders other than the matters specified in the accompanying Notice of the Special Meeting. If any other matters requiring a stockholder vote properly come before the meeting, the persons appointed in the enclosed proxy will vote in accordance with their discretion with respect to such matters.

                                            Kenneth L. Serota
                                            Vice President-Law & Finance and
                                            Secretary
Chicago, Illinois
May  , 1997

                                                                         ANNEX A

                    [LETTERHEAD OF RBC DOMINION SECURITIES]

April 18, 1997

Board of Directors
Hollinger International Inc.
401 North Wabash Avenue
Chicago, IL 60611

Members of the Board:

     We understand that Hollinger International Inc. (the "Company"), Hollinger Inc. and certain of their affiliates propose to enter into Purchase Agreements to be dated April 18, 1997 (the "Purchase Agreements") and an Exchange Agreement to be dated April 18, 1997 (the "Exchange Agreement") pursuant to which a Canadian subsidiary of the Company will acquire certain Canadian newspaper interests consisting of the Sterling Newspaper Group and UniMedia Inc. (the "Canadian Newspapers") from Hollinger Inc. effective as of January 1, 1997 for consideration consisting of (i) cash of approximately $250 million and (ii) shares of two new series of preferred stock of the Company having an aggregate nominal amount of approximately $124 million (the "Preferred Stock"). Pursuant to the Exchange Agreement, the Preferred Stock will be exchanged for a combination of Class A Common Stock and convertible preferred securities of the Company following the receipt of the requisite approval of the stockholders of the Company. The terms and conditions of the foregoing transactions (collectively, the "Canadian Newspaper Transaction") are set forth in more detail in the Purchase Agreements and the Exchange Agreement.

     You have requested our opinion as to whether the consideration to be paid by the Company pursuant to the Purchase Agreements and the Exchange Agreement is fair, from a financial point of view, to the Company and the holders of the Class A Common Stock and Series B Preferred Stock of the Company other than Hollinger Inc.

     RBC Dominion Securities Inc. ("RBC Dominion Securities"), as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. We have acted as financial advisor to the Special Committee of the Board of Directors of the Company (the "Special Committee") in connection with the Canadian Newspaper Transaction and will receive a fee for our services. RBC Dominion Securities has previously provided financial advisory services to the Special Committee of the Board of Directors of Southam Inc., a subsidiary of the Company. RBC Dominion Securities may provide investment banking services to Hollinger Inc. or the Company in the future. RBC Dominion Securities provides a full range of financial, advisory and brokerage services and in the course of its normal trading activities may from time to time effect transactions and hold positions in the securities or options of the Company or Hollinger Inc. for its own account and for the account of customers.

     In connection with our opinion set forth herein, we have, among other things (i) analyzed certain internal financial statements and other financial and operating data concerning the Canadian Newspapers prepared by the management of Hollinger Inc. and the Company, (ii) analyzed certain financial projections concerning the Canadian Newspapers prepared by the management of Hollinger Inc. and the Company, (iii) held discussions with members of the senior management of Hollinger Inc. and the Company regarding the past and current operations and financial condition and future prospects of the Canadian Newspapers, (iv) analyzed certain publicly available financial statements and other information regarding the Company, including published reports of equity research analysts,
(v) reviewed the historical market prices and trading volume for the Class A Common Stock and Preferred Redeemable Increased Dividend Equity Securities of the Company, (vi) discussed with senior management of Hollinger Inc. and the Company their view of the strategic rationale for the Canadian Newspaper Transaction and the benefits of the Canadian Newspaper Transaction to the Company, (vii) compared the financial performance of the Canadian Newspapers and the proposed consideration with that of certain other comparable publicly traded companies and their equity securities, (viii) conducted discussions with the Company's auditors regarding accounting treatment of the Canadian Newspaper Transaction, (ix) reviewed industry information, including commodity price forecasts, (x) analyzed the estimated pro forma financial impact of the Canadian Newspaper Transaction on the Company, including the pro forma impact on the Company's consolidated capitalization and financial ratios, (xi) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions, (xii) participated in discussions with legal counsel to the Special Committee regarding certain tax and ownership aspects of the Canadian Newspaper Transaction, (xiii) reviewed a letter dated April 17, 1997 from KPMG in connection with the Company's analysis of the pro forma effects of the Canadian Newspaper Transaction on its earnings per share,
(xiv) reviewed the Purchase Agreements, (xv) reviewed the Exchange Agreement,
(xvi) reviewed the Company's Form 8-K dated April 18, 1997, (xvii) reviewed preliminary drafts of the Proxy Statement to be issued in connection with the Canadian Newspaper Transaction, including the draft dated April 17, 1997 and (xviii) performed such other studies, analyses and examinations as we have deemed appropriate.

     In connection with our review, we have not independently verified any of the foregoing information and have relied on its being complete and accurate in all material respects. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities (contingent or otherwise) of the Canadian Newspapers, nor have we been furnished with such evaluations or appraisals. With respect to the financial projections supplied to us by the Company and Hollinger Inc., we have assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the senior managements of the Company and Hollinger Inc. as to the anticipated future competitive, operating and regulatory environments and related financial performance of the Canadian Newspapers. We have assumed that the transactions described in the Purchase Agreements and the Exchange Agreement will be consummated on the terms set forth therein. We have assumed that the Company's ownership of the Canadian Newspapers through the structure contemplated by the Purchase Agreements will comply with Canadian foreign ownership and tax rules and other applicable rules and regulations and such structure will not have an adverse effect on the Company's anticipated future financial returns from the Canadian Newspapers. Our opinion is necessarily based upon information available to us and financial, economic, market, regulatory and other conditions as they exist and can be evaluated on, and on the information made available to us as of, the date hereof. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. We have assumed for purposes of our opinion that the final terms of documents reviewed by us in draft form will not vary materially from the drafts reviewed by us and that the terms of any additional documents that may be agreed to other than those reviewed by us will not materially affect our analyses. We are expressing no opinion as to the prices at which any securities of the Company, including the securities to be issued by the Company in connection with the Canadian Newspaper Transaction, will trade in the future.

     This letter is for the information of the Board of Directors of the Company only and may not be used for any other purpose without our prior written consent. We hereby consent, however, to the inclusion of this opinion as an exhibit to the proxy statement to be distributed by the Company to its stockholders in connection with the Canadian Newspaper Transaction. In addition, we express no opinion or recommendation to any stockholder of the Company or Hollinger Inc. as to how such stockholder should vote at the stockholders' meeting of the Company to be held in connection with the Canadian Newspaper Transaction.

     Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the consideration to be paid by the Company pursuant to the Purchase Agreements and the Exchange Agreement is fair, from a financial point of view, to the Company and the holders of the Class A Common Stock and Series B Preferred Stock of the Company other than Hollinger Inc.

Very truly yours,

                                                                         ANNEX B

                          HOLLINGER INTERNATIONAL INC.
                            401 NORTH WABASH AVENUE
                            CHICAGO, ILLINOIS 60611

                                 APRIL 18, 1997

Hollinger Inc.
UniMedia Holding Company
10 Toronto Street
Toronto, Ontario
Canada M5C 2B7

Attention: Mr. John A. Boultbee, Vice-President,
        Finance and Treasury

        Re:     Exchange Agreement

Dear Mr. Boultbee:

     Reference is hereby made to (i) the UniMedia Class A Stock Purchase Agreement dated as of April 18, 1997 ("UniMedia A Agreement") among Hollinger Inc., a corporation continued under the laws of Canada ("Hollinger"), UniMedia Holding Company, a company formed under the laws of Nova Scotia ("Vendor"), and Hollinger International Inc., a Delaware corporation ("International"), relating to the purchase of all of the outstanding Class A Common Shares of UniMedia Newspapers Company, a Nova Scotia unlimited liability company ("UniMedia"); and
(ii) the UniMedia Class B Stock Purchase Agreement dated as of April 18, 1997 ("UniMedia B Agreement") among Hollinger, the Vendor, and International relating to the purchase of all of the outstanding Class B Common Shares of UniMedia (the UniMedia A Agreement and the UniMedia B Agreement being referred to collectively as the "Purchase Agreements").

     In consideration of the purchase of the outstanding Class B Common Shares of UniMedia, International is issuing to the Vendor 23,267 newly issued shares of Series 1 Nonvoting Preferred Stock (having the relative rights and preferences set forth in the form of Certificate of Designations attached hereto as Annex 1) at a stated issue price of Cdn. $1,000 per share ("Series 1 Nonvoting Preferred Stock") and cash in the amount of Cdn. $100,000. In consideration of the purchase of the outstanding Class A Common Shares of UniMedia, International is issuing to the Vendor 149,658 shares of Series 2 Nonvoting Preferred Stock (having the relative rights and preferences set forth in the form of Certificate of Designations attached hereto as Annex 2) at a stated issue price of Cdn. $1,000 per share ("Series 2 Nonvoting Preferred Stock"), and cash in the amount of Cdn. $19,373,000.

     The shares of Series 1 Nonvoting Preferred Stock and Series 2 Nonvoting Preferred Stock (collectively, "Nonvoting Preferred Stock") will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), and will not be transferable by the Vendor without the prior written consent of International, except as provided below. No sale, transfer, or other disposition of any share or shares of Nonvoting Preferred Stock shall be valid or effectual for any purpose whatsoever, and International shall not be obligated to recognize or give any effect to any purported such sale, transfer or other disposition, other than a sale, transfer or disposition to a Subsidiary or Affiliate (as such terms are defined in International's Restated Certificate of Incorporation, as amended) of Hollinger unless and until International, by resolution duly adopted by its Board of Directors, shall first have consented to the proposed sale, transfer or other disposition and approved the proposed transferee; provided, however, that, subject to the next sentence hereof, (a) the Vendor, Hollinger or any Subsidiary or Affiliate of Hollinger may pledge such shares to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness or other obligations due to the pledgee, and (b) the Vendor may sell, transfer or otherwise dispose of all (but not less than all) such shares to a third party at any time after the Stockholders Meeting (as hereinafter defined) but only if the requisite Stockholder Approval (as hereinafter defined) has not been obtained at the Stockholders Meeting or any postponement or adjournment(s) thereof. Notwithstanding the provisions of clauses (a) and (b) above, no such pledge, sale, transfer or other disposition shall be effectual unless, as a condition prior thereto: (A) such pledge, sale, transfer or other disposition shall be completed in accordance with all applicable laws, including without limitation the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder and Canadian securities laws and regulations thereunder;
(B) the shares so pledged, sold, transferred or disposed shall remain subject to the provisions of this Exchange Agreement, and any transferee thereof (whether by or following foreclosure, realization or other similar action by the pledgee in the case of pledged shares, or by or following the purchase by or transfer to a third party in the case of any other sale, transfer or other disposition) shall have consented, in a writing addressed to International, to be bound by the provisions of this Exchange Agreement, including but not limited to the restrictions on transfer set forth in this paragraph which, for greater certainty, will continue in effect with respect to any proposed sale, transfer or other disposition of shares by such third party; and (C) International shall have received a written opinion, from counsel reasonably acceptable to International, confirming the matters referred to in clauses (A) and (B), above.

     The authorized capital stock of International currently consists of 250,000,000 shares of Class A Common Stock, par value $.01 per share ("Class A Common Stock"), 50,000,000 shares of Class B Common Stock, par value $.01 per share ("Class B Common Stock"), and 20,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock"), of which 69,565,754 shares of Class A Common Stock, 14,990,000 shares of Class B Common Stock, 739,500 shares of Series A Redeemable Convertible Preferred Stock ("Series A Preferred Stock"), 10,350,000 shares of Series B Convertible Preferred Stock ("Series B Preferred Stock"), 23,267 shares of Series 1 Nonvoting Preferred Stock, and 149,658 shares of Series 2 Nonvoting Preferred Stock are issued and outstanding. In order to comply with NYSE rules relating to issuance of shares to certain related parties, International has agreed to call a special meeting of the holders of International's Class A Common Stock, Class B Common Stock, and Series B Preferred Stock (the "Stockholders Meeting") as soon as practicable after the date hereof in accordance with the Securities Exchange Act of 1934, as amended, the applicable rules and regulations of the Securities and Exchange Commission thereunder, and the applicable rules of the New York Stock Exchange. At the Stockholders Meeting, the stockholders of International will be requested, among other matters, to consider and vote upon the following proposals: (i) to permit the issuance by International of authorized but unissued shares of Class A Common Stock upon exchange by the Vendor of all shares of Series 1 Nonvoting Preferred Stock and the "Second Tranche Shares" of the Series 2 Nonvoting Preferred Stock (as hereinafter defined) in accordance with this Exchange Agreement; (ii) to permit the issuance by International of authorized but unissued shares of Series C Convertible Preferred Stock (having the relative rights and preferences set forth in the form of Certificate of Designations attached hereto as Annex 3) of International ("Series C Convertible Preferred Stock") upon exchange by the Vendor of all of the "First Tranche Shares" of the Series 2 Nonvoting Preferred Stock (as hereinafter defined) in accordance with this Exchange Agreement; (iii) to permit the issuance by International of authorized but unissued shares of Class A Common Stock upon conversion of the Series C Convertible Preferred Stock as provided therein; and (iv) to increase the authorized capital of International from 20 million shares to 120 million shares of Preferred Stock (collectively, the "International Proposals"). The holders of outstanding shares of Class A Common Stock, Class B Common Stock and Series B Preferred Stock will be entitled to vote as a single class on items (i) through (iv), above. Hollinger, as the sole holder of the outstanding shares of Series A Preferred Stock, hereby consents to approve an amendment to the terms of the Series A Preferred Stock to clarify its voting rights (as provided by law) to eliminate any right to vote as a separate class with respect to any proposed increase in the number of shares of Preferred Stock or to authorize the issuance of parity or junior stock, such amendment to be effective as soon as practicable after the date hereof and, in any event, prior to the Stockholders Meeting. Hollinger Inc., as the holder, directly or indirectly through its subsidiaries, of all of the outstanding Class B Common Stock, and 33,610,754 shares of Class A Common Stock, has agreed to vote or cause to be voted all such shares of International held by it or its subsidiaries in favour of the International Proposals.

     On the Determination Date (as hereafter defined), an amount equal to Cdn. $149,658,000 (the "Canadian Dollar Balance") will be converted into U.S. dollars using the "U.S. Dollar Equivalent" (as hereinafter defined) as of that date and allocated, for computational purposes, as set forth below. The Canadian dollar equivalent of U.S. $90,000,000 using the "Noon Buying Rate," as hereinafter defined on the

Determination Date (the "First Tranche Amount"), will first be allocated to a portion of the Series 2 Nonvoting Preferred Stock (the "First Tranche Shares") to determine the portion of the Series 2 Nonvoting Preferred Stock to be mandatorily exchanged into Series C Convertible Preferred Stock. Such portion (rounded to the nearest share) will be determined by (A) dividing the First Tranche Amount by the Canadian Dollar Balance, and then (B) multiplying the resulting fractional amount (rounded to the fourth decimal place) by 149,658. Then, any remaining amount of the Canadian Dollar Balance (the "Second Tranche Amount"), expressed in Canadian dollars, will be allocated to the remaining shares of Series 2 Nonvoting Preferred Stock (the "Second Tranche Shares"), determined by subtracting the number of First Tranche Shares from 149,658. On the Determination Date, International will deliver two new stock certificates to the Vendor in respect of the Series 2 Nonvoting Preferred Stock in replacement of the original certificate issued on the date hereof, with one new certificate representing the First Tranche Shares and the other representing the Second Tranche Shares.

     Within five (5) business days after obtaining the affirmative vote of the holders of a majority of the total votes cast with regard to items (i) through
(iv) of the International Proposals ("Stockholder Approval"), International shall issue to Hollinger or the Vendor the following securities in exchange for all (but not less than all) issued and outstanding shares of Nonvoting Preferred Stock of all series (the "Exchange"):

          (i) in exchange for all 23,267 shares of Series 1 Nonvoting Preferred Stock, that number of newly issued shares of Class A Common Stock as is determined by dividing (x) the "U.S. Dollar Equivalent" of Cdn. $23,267,000 on the Determination Date by (y) the "Adjusted Market Price" of Class A Common Stock on the "Determination Date" (as such terms are hereinafter defined);

          (ii) in exchange for all the First Tranche Shares, that number of newly issued shares of Series C Convertible Preferred Stock as is determined by dividing (x) the "U.S. Dollar Equivalent" of the First Tranche Amount by (y) the "Adjusted Market Price" of Class A Common Stock on the "Determination Date" (as such terms are defined below);

          (iii) in exchange for all of the Second Tranche Shares, that number of newly issued shares of Class A Common Stock as is determined by dividing
     (x) the "U.S. Dollar Equivalent" of the "Second Tranche Amount" (if any) by
     (y) the "Adjusted Market Price" of Class A Common Stock on the "Determination Date" (as such terms are defined below).

     If the "U.S. Dollar Equivalent" of the Canadian Dollar Balance is less than U.S. $90,000,000, then the number of shares of Series C Convertible Preferred Stock will be proportionally reduced. If the Second Tranche Amount is zero, there will be no exchange in respect thereof.

For purposes hereof: (A) the "U.S. Dollar Equivalent" means the inverse of the "Noon Buying Rate"; (B) the "Noon Buying Rate" means the noon buying rate in the City of New York for cable transfers in United States dollars as certified for customs purposes by the Federal Reserve Bank of New York; (C) the "Adjusted Market Price" means the greater of (I) the amount per share determined by multiplying 1.05 by the "Market Price" and (II) U.S. $9.00 per share; (D) the "Market Price" means the weighted average market price per share of Class A Common Stock on the New York Stock Exchange (taking into account the actual sale prices and the respective number of shares of Class A Common Stock so sold in each sale transaction on the New York Stock Exchange) for the ten (10) trading day period ending on the "Determination Date" as reported by Bloomberg or other authority satisfactory to International; and (E) the "Determination Date" means the date that is five (5) business days prior to the mailing by International of the definitive version of the proxy solicitation materials (the "Proxy Statement") to all stockholders of record of International with respect to the Stockholders Meeting.

     As soon as practicable after the Determination Date, but in any event no later than the date (the "Mailing Date") on which International first mails the definitive Proxy Statement to its stockholders with respect to the Stockholders Meeting, International will furnish to Hollinger and the Vendor a certificate (the "Officers' Certificate"), executed by a duly authorized officer of International and substantially in the form of Annex 4 attached hereto with all blanks completed. Absent manifest error, all such information as set forth in the definitive Officers' Certificate delivered to Hollinger and the Vendor hereunder shall be binding and conclusive on all of the parties hereto.

     As soon as practicable, but in any event no later than five (5) business days after the Determination Date, International, Hollinger, Vendor, 1159670 Ontario Limited, Hollinger's indirect wholly owned subsidiary ("1159670"), and/or any other direct or indirect wholly owned subsidiary of Hollinger (as Hollinger may designate) will enter into the Second Exchange Agreement, substantially in the form of Annex 5 attached hereto with all blanks completed (the "Second Exchange Agreement"). Hollinger will cause Vendor, 1159670 and/or any other direct or indirect wholly owned subsidiary of Hollinger (as Hollinger may designate) to execute and deliver the Second Exchange Agreement and perform their respective obligations thereunder.

     During the preparation of the definitive Proxy Statement, the parties hereto shall consult and cooperate with each other in order to complete any and all matters relating to the definitive Certificate of Designations to be filed with the Delaware Secretary of State to create the Series C Convertible Preferred Stock, including without limitation the expected date of the Exchange, the expected Dividend Payment Dates, the Mandatory Conversion Date and the Initial Redemption Date, the calculation of the Call Price, and all other pertinent matters, taking into account the parties' mutual intention that the Series C Convertible Preferred Stock (as reflected in the definitive Certificate of Designations creating such Preferred Stock, and when issued upon the Exchange) be similar in all material respects to the Series B Preferred Stock (except for the agreed dividend rate of 9.5% per annum and the other financial terms referred to above).

     The Special Committee of independent members of the Board of Directors of International (the "Special Committee"), acting on behalf of International pursuant to authority duly delegated to it by the Board of Directors of International, shall approve (a) the definitive Officers' Certificate prior to its delivery to Hollinger and the Vendor and (b) the other provisions requiring completion with respect to the definitive Certificate of Designations for the Series C Convertible Preferred Stock.

     The Exchange shall be mandatory and shall not require any request or other action by, or notice to, Hollinger, the Vendor or International. Immediately upon the Exchange dividends will cease to accrue in respect of shares of Nonvoting Preferred Stock. Hollinger and the Vendor will promptly tender all stock certificates evidencing shares of Nonvoting Preferred Stock in order to permit International to complete the Exchange.

     Upon the completion of the Exchange after Stockholder Approval is obtained, the outstanding shares of Nonvoting Preferred Stock will be cancelled. The shares of Class A Common Stock and Series C Convertible Preferred Stock issued upon the Exchange will not be registered under the Securities Act at the time of issuance. At the request of Hollinger, International agrees to take commercially reasonable efforts to cause the registration under the Securities Act of the shares of Class A Common Stock and Series C Convertible Preferred Stock issued to the Vendor upon the Exchange (and the shares of Class A Common Stock issuable upon conversion of the Series C Convertible Preferred Stock) and to list such newly issued shares of Class A Common Stock and Series C Convertible Preferred Stock on the New York Stock Exchange, in each case as soon as practicable after the issuance thereof.

     In the event Stockholder Approval is not obtained at the Stockholders Meeting or any adjournment or postponement thereof, the shares of Nonvoting Preferred Stock will remain outstanding, subject to redemption at the option of the holder in accordance with their terms or transfer in accordance with the provisions of this Exchange Agreement.

     This Agreement may be amended or modified, but only by a written agreement that identifies this Exchange Agreement and is signed by all of the parties hereto. Any such amendment or modification shall be effective as to International only if in writing signed by the Chairman of the Special Committee on behalf of International. In addition, International shall not waive any obligations of Hollinger or the Vendor hereunder or any other benefits to International arising under this Exchange Agreement unless approved by the Board of Directors of International following receipt of a favourable recommendation thereof by the Special Committee.

     This Exchange Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.
                                          Very truly yours,

                                          HOLLINGER INTERNATIONAL INC.

                                          By:   /s/ KENNETH L. SEROTA
                                          --------------------------------------
                                                Name: Kenneth L. Serota
                                                Title: Vice President-Law &
                                                       Finance and Secretary

Agreed and Accepted
this 18th day of April, 1997:

HOLLINGER INC.

By: /s/ J. A. BOULTBEE
--------------------------------------
    Name: J. A. Boultbee
    Title: Vice-President, Finance and
           Treasury

UNIMEDIA HOLDING COMPANY

By: /s/ J. A. BOULTBEE
--------------------------------------
    Name: J. A. Boultbee
    Title: Vice-President, Finance and
           Treasury

                                                                         ANNEX C

                          HOLLINGER INTERNATIONAL INC.
                            401 NORTH WABASH AVENUE
                            CHICAGO, ILLINOIS 60611

                                  MAY  , 1997

Hollinger Inc.
UniMedia Holding Company
1159670 Ontario Limited
10 Toronto Street
Toronto, Ontario Canada M5C2B7

Attention: Mr. John A. Boultbee, Vice-President,
        Finance and Treasury

        Re:     Second Exchange Agreement

Dear Mr. Boultbee:

     Reference is hereby made to the Exchange Agreement dated as of April 18, 1997 ("First Exchange Agreement") among Hollinger Inc., a corporation continued under the laws of Canada ("Hollinger"), UniMedia Holding Company, a company formed under the laws of Nova Scotia ("UniMedia"), and Hollinger International Inc., a Delaware corporation ("International"), relating to the issuance to UniMedia of shares of Series 1 Nonvoting Preferred Stock and of Series 2 Nonvoting Preferred Stock of International and the exchange by UniMedia and International ("First Exchange") of the shares of Series 1 Nonvoting Preferred Stock and Series 2 Nonvoting Preferred Stock for shares of Class A Common Stock and Series C Convertible Preferred Stock of International in accordance with the terms, and subject to the conditions, set forth in the First Exchange Agreement. All capitalized terms not otherwise defined herein have the meaning ascribed to them in the First Exchange Agreement.

     As soon as practicable, but in any event no later than five (5) business days, after completion of the First Exchange, International shall issue ("Second Exchange") (x) to UniMedia or any other direct or indirect wholly owned subsidiaries of Hollinger as Hollinger may designate (any such subsidiary a "Designated Subsidiary"), shares of Class A Common Stock in exchange for all (but not less than all) issued and outstanding shares of Series C Convertible Preferred Stock ("UniMedia Series C Preferred Shares") issued to UniMedia pursuant to the First Exchange (which shall be immediately cancelled), and (y) to 1159670 or a Designated Subsidiary, newly issued shares of Series C Convertible Preferred Stock in exchange for shares of Class A Common Stock ("1159670 Class A Common Shares") as set forth below:

          (i) in exchange for the UniMedia Series C Preferred Shares, newly issued shares of Class A Common Stock; and

          (ii) in exchange for        1159670 Class A Common Shares,
     newly issued shares of Series C Convertible Preferred Stock.

     The Second Exchange shall be mandatory and shall not require any request or other action by, or notice to, Hollinger, 1159670, UniMedia, the Designated Subsidiaries or International. The obligations of the parties to this Second Exchange Agreement to perform the Second Exchange are conditioned upon and the Second Exchange will occur only after: (i) receipt by International of the approval by its stockholders of the proposed stock issuances contemplated by both the First Exchange and the Second Exchange and (ii) completion of the First Exchange.

     Immediately upon the Second Exchange dividends will cease to accrue in respect of the UniMedia Series C Preferred Shares and the 1159670 Class A Common Shares. UniMedia and 1159670 will promptly tender all stock certificates evidencing the UniMedia Series C Preferred Shares and the 1159670 Class A Common Shares in order to permit International to complete the Second Exchange. Upon the completion of the Second Exchange, the outstanding UniMedia Series C Preferred Shares will be cancelled and the outstanding 1159670 Class A Common Shares will be retired.

     Upon completion of the First Exchange and for a period of thirty (30) days thereafter pending completion of the Second Exchange, Hollinger and UniMedia shall not exercise the registration rights granted under the First Exchange Agreement. The shares of Class A Common Stock and Series C Convertible Preferred Stock issued upon the Second Exchange will not be registered under the Securities Act at the time of issuance, and the certificates evidencing such shares will bear the legends set forth in Exhibit 1 attached hereto. At the request of UniMedia, 1159670 or the Designated Subsidiaries, International agrees to take commercially reasonable efforts to cause the registration under the Securities Act of the shares of Class A Common Stock and Series C Convertible Preferred Stock issued to UniMedia and 1159670 upon the Second Exchange and to list such newly issued shares of Class A Common Stock and Series C Convertible Preferred Stock on the New York Stock Exchange, in each case as soon as practicable after the issuance thereof.

     This Second Exchange Agreement may be amended or modified, but only by a written agreement that identifies this Second Exchange Agreement and is signed by all of the parties hereto. Any such amendment or modification shall be effective as to International only if in writing signed by the Chairman of the Special Committee on behalf of International. In addition, International shall not waive any obligations of 1159670, UniMedia or the Designated Subsidiaries hereunder or any other benefits to International arising under this Second Exchange Agreement unless approved by the Board of Directors of International following receipt of a favorable recommendation thereof by the Special Committee.

                   REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

                                          Very truly yours,

                                          HOLLINGER INTERNATIONAL INC.

                                          By:
                                          --------------------------------------
                                                Name: Kenneth L. Serota
                                                Title: Vice President-Law &
                                                       Finance and Secretary

Agreed and Accepted
this      day of May 1997:

HOLLINGER INC.

By:
--------------------------------------
    Name:
    Title:

UNIMEDIA HOLDING COMPANY

By:
--------------------------------------
    Name:
    Title:

1159670 ONTARIO LIMITED

By:
--------------------------------------
    Name:
    Title:

[Designated Subsidiaries]

By:
--------------------------------------
    Name:
    Title:

                                                                         ANNEX D

                                    FORM OF
                            CERTIFICATE OF AMENDMENT
                    OF RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          HOLLINGER INTERNATIONAL INC.

     Hollinger International Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify:

     FIRST:  The Board of Directors of the Corporation at a meeting held on
April   , 1997 adopted a resolution proposing an amendment to the Restated and
Amended Certificate of Incorporation of the Corporation (the "Amendment") and directed that the Amendment be submitted to the holders of the issued and outstanding stock of the Corporation entitled to vote thereon for their consideration and approval as follows:

          RESOLVED, that the Restated and Amended Certification of Incorporation of the Corporation be, and hereby is, amended by deleting paragraph A of
     ARTICLE IV thereof in its entirety and substituting therefor paragraph A as set forth below:

                                        ARTICLE IV

             A. AUTHORIZED CAPITALIZATION. The total number of all shares of capital stock which the Corporation shall have the authority to issue is 350,000,000 shares consisting of: (1) 250,000,000 shares of Class A Common Stock, with a par value of $.01 per share; (2) 50,000,000 shares of Class B Common Stock, with a par value of $.01 per share; and (3) 120,000,000 shares of Preferred Stock, with a par value of $.01 per share. The number of authorized shares of Class A Common Stock or Class B Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) if the increased or decrease is approved by the holders of a majority of the voting power of all of the then outstanding shares of stock entitled to vote in any general election of directors, voting together as a single class but without the separate vote of the holders of any other class of stock.

     SECOND: That said Amendment has been consented to and authorized by the stockholders of the Corporation pursuant to a majority vote of the holders of the outstanding stock of the Corporation entitled to vote thereon at a Special
Meeting of the Stockholders duly called and held on                  , 1997.

     THIRD: That said Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by J.A. Boultbee, its Vice President and Chief Financial Officer and attested by Kenneth L. Serota, its Vice President-Law and Finance and Secretary
this      day of           , 1997.

                                            HOLLINGER INTERNATIONAL INC.

                                            By:
                                            ------------------------------------
                                              J.A. Boultbee
                                              Vice President and
                                                Chief Financial Officer

ATTEST:

By:
------------------------------------
    Kenneth L. Serota
    Secretary and Vice President-
      Law and Finance

                          HOLLINGER INTERNATIONAL INC.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                        OF HOLLINGER INTERNATIONAL INC.
             SPECIAL MEETING OF STOCKHOLDERS TO BE HELD JUNE , 1997

The undersigned holder of shares of Class A Common Stock, par value $.01 per share ("Class A Common Stock"), Class B Common Stock, par value $.01 per share ("Class B Common Stock") and/or Series B Convertible Preferred Stock, par value $.01 per share ("Series B Preferred Stock") of Hollinger International Inc. ("Hollinger International"), hereby appoints Kenneth L. Serota and Paul B. Healy, individually, with full power of substitution in each of them, as proxy or proxies to represent the undersigned and vote all shares of Class A Common Stock, Class B Common Stock and/or Series B Preferred Stock of Hollinger International which the undersigned would be entitled to vote if personally present and voting at the Special Meeting of Stockholders of Hollinger
International to be held on June      , 1997 at 11:00 a.m., local time, at the
Atrium, 7th Floor of The Sun-Times Building, 401 North Wabash Avenue, Chicago, Illinois 60611, and at any adjournments or postponements thereof, upon all matters coming before such meeting. Said proxies are directed to vote as set forth below and, in their discretion, upon such other matters as may properly come before the meeting.

(1) Authorization of (a) the issuance to UniMedia Holding Company, a subsidiary of Hollinger Inc. ("UniMedia Holding"), of shares of Series C Preferred Stock, par value $.01 per share of Hollinger International (the "Series C Preferred
Stock") (including up to     shares of Class A Common Stock into which the
shares of Series C Preferred Stock are convertible) and      shares of Class A
Common Stock, in exchange for 23,267 shares of Series 1 Nonvoting Preferred Stock and 149,658 shares of Series 2 Nonvoting Stock Preferred Stock of Hollinger International held by UniMedia Holding (the "First Exchange") and (b) immediately following the First Exchange, the issuance to UniMedia Holding of
shares of Class A Common Stock in exchange for     shares of Series C Preferred
Stock and the issuance of     shares of Series C Preferred Stock to a wholly
owned subsidiary of Hollinger Inc. in exchange for     outstanding shares of
Class A Common Stock directly owned by such subsidiary (the "Second Exchange") (the First Exchange and the Second Exchange are referred to as the "Exchange Proposal").

(2) Approval and adoption of the amendment to the Restated Certificate of Incorporation, as amended, of Hollinger International, to increase the authorized preferred stock of Hollinger International from 20,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock"), to 120,000,000 shares of Preferred Stock (the "Charter Proposal").

P

R
                                                                    SEE REVERSE
O                                                                      SIDE

X
       Please mark, sign, date and return the proxy card promptly
Y      using the enclosed postage paid envelope.

                                                                   4252
 [ X ]  PLEASE MARK YOUR
        VOTES AS IN THIS
        EXAMPLE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HOLLINGER INTERNATIONAL. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE EXCHANGE PROPOSAL AND FOR THE CHARTER PROPOSAL. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

The Board of Directors recommends a vote FOR all proposals.

                            FOR      AGAINST     ABSTAIN
1. EXCHANGE                [   ]      [   ]       [   ]
   PROPOSAL
(see opposite side)

2. CHARTER PROPOSAL         FOR      AGAINST     ABSTAIN
(see opposite side)        [   ]      [   ]       [   ]

3. OTHER BUSINESS. The proxies shall be authorized to vote on any other business properly brought before the meeting and any adjournments or postponements thereof in accordance with their discretion.

               I WILL [   ] WILL NOT [   ] ATTEND THE SPECIAL MEETING.


SIGNATURE(S)                                            DATE             , 1997
             ------------------------------------------      ------------

NOTE: Please sign EXACTLY as your name appears hereon. When signing as executor, trustee, etc., or as officer of a corporation, give full title as such. For joint accounts, please obtain both signatures.